AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON  NOVEMBER 19, 2007


                                                                    REGISTRATION
                                                                  NO. 333-144584

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------

                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        ALLIANZ LIFE AND ANNUITY COMPANY
             (Exact name of Registrant as specified in its charter)
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
               Minnesota                                6311                                59-2378916
    (State or other jurisdiction of          (Primary Standard Industrial                (I.R.S. Employer
    incorporation or organization)           Classification Code Number)                Identification No.)
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                        Allianz Life and Annuity Company
                             5701 Golden Hills Drive
                              Minneapolis, MN 55416
                                 (800) 624-0197

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             Stewart D. Gregg, Esq.
                        Allianz Life and Annuity Company
                             5701 Golden Hills Drive
                              Minneapolis, MN 55416
                                  763.765.2913
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                              Stephen E. Roth, Esq.
                             Mary E. Thornton, Esq.
                         Sutherland Asbill & Brennan LLP
                         1275 Pennsylvania Avenue, N.W.
                            Washington, DC 20004-2405
                                  202.383.0158
                                  202.383.0698

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
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                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------
                                                          PROPOSED             PROPOSED
          TITLE OF EACH                               MAXIMUM OFFERING          MAXIMUM
       CLASS OF SECURITIES          AMOUNT TO BE           PRICE          AGGREGATE OFFERING         AMOUNT OF
        TO BE REGISTERED             REGISTERED           PER UNIT              PRICE            REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Individual Certificates Provided
    Under A Contingent Group              *                  *                   N/A                    N/A
 Deferred Fixed Annuity Contract
----------------------------------------------------------------------------------------------------------------------
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*    The maximum aggregate offering price is estimated solely for the purposes of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.


** Previously registered $10,000,000 in the initial registration statement filing. The amount of the registration fee paid was $307.00.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with

Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                           ALLIANZ CONTINGENT ANNUITY


                    INDIVIDUAL CERTIFICATES PROVIDED UNDER A
                CONTINGENT GROUP DEFERRED FIXED ANNUITY CONTRACT


                                    ISSUED BY
                        ALLIANZ LIFE AND ANNUITY COMPANY
                 5701 GOLDEN HILLS DRIVE, MINNEAPOLIS, MN 55416
                                [(800) 624-0197]

This Prospectus describes an individual certificate (the "Certificate") provided under a contingent group deferred fixed annuity contract (the "Group Contract") issued by Allianz Life and Annuity Company (the "Company," "we," "our," "us") to the financial institution identified as the group contract holder in Appendix C to this prospectus. We refer to the group contract holder or an investment advisory affiliate of that institution (also identified in Appendix C) collectively in this prospectus as the Program Sponsor.

We offer the Certificate to persons who have opened an investment advisory account - referred to in this prospectus as a DESIGNATED ACCOUNT - with the Program Sponsor. The Certificate is designed for persons:
o who are concerned that poor investment performance of their Designated Account may adversely affect their ability to withdraw funds from the account for retirement income or other long-term purposes; and/or
o who are concerned that they may live substantially longer than expected, and outlive the assets in their Designated Accounts.


Subject to certain conditions and restrictions, the Certificate guarantees that we will pay monthly income payments over the life of the Annuitant (and, if applicable, the Joint Annuitant) if the value in the Designated Account is reduced to zero at any time while the Certificate is in effect.

--------------------------------------------------------------------------------
  THERE MAY BE A DELAY OF UP TO 11 MONTHS BETWEEN THE DATE THE VALUE IN THE DESIGNATED ACCOUNT IS REDUCED TO ZERO AND THE DATE LIFETIME INCOME PAYMENTS BEGIN. IF THE ANNUITANT (AND, IF APPLICABLE, JOINT ANNUITANT) DIES DURING THIS DELAY, NO LIFETIME INCOME PAYMENTS WILL BE MADE UNDER THE CERTIFICATE.
--------------------------------------------------------------------------------


This prospectus provides important information that a prospective purchaser of the Certificate should know before purchasing a Certificate. Please retain this prospectus for future reference.


--------------------------------------------------------------------------------
         THE CERTIFICATE DOES NOT PROVIDE A CASH VALUE OR DEATH BENEFIT.
--------------------------------------------------------------------------------


THE CERTIFICATE IS NOVEL AND INNOVATIVE. TO DATE, ITS TAX CONSEQUENCES HAVE NOT BEEN DIRECTLY ADDRESSED IN ANY PUBLISHED LEGAL AUTHORITIES. YOU SHOULD CONSULT A TAX ADVISOR ABOUT THESE MATTERS BEFORE YOU PURCHASE A CERTIFICATE. PLEASE SEE THE "TAXATION OF THE CERTIFICATE" SECTION.

The Certificate is not a bank deposit guaranteed by any bank or by the Federal Deposit Insurance Corporation or any other government agency. A purchase of the Certificate is subject to certain risks. PLEASE SEE "RISK FACTORS."

We offer the Certificate through Allianz Life Financial Services, LLC, which is the principal underwriter. Allianz Life Financial Services, LLC is not required to sell any specific number or dollar amount of Certificates. There are no arrangements to place funds in an escrow, trust, or similar account. This will be a continuous offering.

--------------------------------------------------------------------------------
  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

THE DATE OF THIS PROSPECTUS IS ____________, 2008.

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                                TABLE OF CONTENTS

                                                                                                               PAGE

                                TABLE OF CONTENTS

DEFINITIONS.......................................................................................................3
SUMMARY OF THE CERTIFICATE........................................................................................7
RISK FACTORS.....................................................................................................14
THE CERTIFICATE..................................................................................................18
PURCHASING YOUR CERTIFICATE......................................................................................19
THE CERTIFICATE OWNER............................................................................................20
THE ANNUITANT....................................................................................................21
INSURANCE CHARGES AND ADMINISTRATIVE CHARGES.....................................................................23
YOUR DESIGNATED ACCOUNT..........................................................................................28
WITHDRAWALS FROM YOUR DESIGNATED ACCOUNT.........................................................................30
YOUR BENEFIT BASE................................................................................................34
THE MONTHLY BENEFIT..............................................................................................46
OPTIONAL FIXED ANNUITY...........................................................................................51
DIVORCE..........................................................................................................52
CERTIFICATE TERMINATION..........................................................................................53
OTHER INFORMATION................................................................................................55
TAXATION OF THE CERTIFICATE (TO BE PROVIDED BY AMENDMENT)........................................................57
DESCRIPTION OF THE COMPANY.......................................................................................58
EXECUTIVE OFFICERS AND DIRECTORS.................................................................................59
EXECUTIVE COMPENSATION (TO BE PROVIDED BY AMENDMENT).............................................................62
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (TO BE PROVIDED BY AMENDMENT).....................63
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS (TO BE PROVIDED BY AMENDMENT)..........64
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (
       TO BE PROVIDED BY AMENDMENT)..............................................................................65
       Selected Financial Data...................................................................................65
       Recently Issued Accounting Standards......................................................................65
       Accounting Changes........................................................................................65
       Critical Accounting Estimates.............................................................................65
       Statutory Capital and Surplus and Risk-Based Capital......................................................65
       General Account...........................................................................................65
       Separate Accounts.........................................................................................65
       Debt and Equity Securities Held in General Account........................................................65
       Liquidity and Capital Resources...........................................................................65
       Contractual Obligations and Commercial Commitments........................................................65
       Off-Balance Sheet Arrangements............................................................................65
       Reinsurance...............................................................................................65
MARKET RISK (TO BE PROVIDED BY AMENDMENT)........................................................................66
LEGAL MATTERS (TO BE PROVIDED BY AMENDMENT)......................................................................67
DISTRIBUTION OF THE CERTIFICATE..................................................................................68
EXPERTS (TO BE PROVIDED BY AMENDMENT)............................................................................69
ANNUAL STATEMENTS................................................................................................70
FINANCIAL STATEMENTS (TO BE PROVIDED BY AMENDMENT)...............................................................71

APPENDIX A: EXTENDED EXAMPLE - ASSUMING THE COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT IS NOT ELECTED.............1
APPENDIX B: EXTENDED EXAMPLE - ASSUMING THE COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT IS ELECTED.................1
APPENDIX C: THE ASSET ALLOCATION PROGRAMS AND PROGRAM SPONSOR.....................................................1
....................................................................................................................
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                                        2

DEFINITIONS
================================================================================

================================================================================
ADDITIONAL INVESTMENT - Additional money you add or transfer to your Designated Account and allocate to an approved asset allocation program. We do not consider any proceeds from the assets held in the Designated Account to be Additional Investments.

ADMINISTRATIVE CHARGES - The amounts payable to us by you to compensate us for the cost of administering, distributing, and maintaining the Certificate.

AGE - An individual's age on his or her most recent birthday.

ANNUAL INCOME PERCENTAGE - The percentage we use to calculate the Monthly Benefit, Benefit Base, and Annual Income Withdrawal Limit. We base the Annual Income Percentage on the Age of the Annuitant or, if Joint Annuitants are named, the Age of the younger Annuitant.

ANNUAL INCOME WITHDRAWAL LIMIT - The maximum amount you may withdraw each Certificate Year from our Designated Account without reducing or eliminating the Certificate benefits.

ANNUITANT - The person designated by you during whose life we will pay the Monthly Benefit or Fixed Annuity Payments. If Joint Annuitants are named, any reference to "Annuitant" also means the Joint Annuitants.

BENEFIT BASE - One of the primary factors we use to determine your Annual Income Withdrawal Limit and your Monthly Benefit. On the Certificate Date, your initial Benefit Base is equal to your Designated Account Value. We calculate your Benefit Base at different times under your Certificate, but at all times we use values as of the Market Close of the applicable day. We may increase or decrease your Benefit Base under certain circumstances, as described in this prospectus. For example, while we will not decrease your Benefit Base if you take Income Withdrawals, we will decrease your Benefit Base if you take Excess Withdrawals. We also calculate your Total Certificate Charge as a percentage of your Benefit Base while your Designated Account Value is greater than zero.

BENEFIT START DATE - The date on which we will begin payment of the Monthly Benefit.

BENEFIT DETERMINATION DATE - The date your Designated Account Value is reduced to zero for any reason other than due to a withdrawal that includes an Excess Withdrawal.

BENEFIT PAYMENT DATE - On and after the Benefit Start Date, the monthly day that we pay the Monthly Benefit. It is the day of each month that is the same day of the month as the Certificate Date and if that day is not a Business Day, the next Business Day.

BUSINESS DAY - Each day (i) the Program Sponsor is open for business, (ii) we are open for business, and (iii) the New York Stock Exchange is open for trading.

CERTIFICATE - The form issued to the Certificate Owner, which provides a summary of the Certificate Owner's benefits, rights, and terms.

CERTIFICATE ANNIVERSARY - For each Certificate Year, the day that occurs on the same day and in the same month as the Certificate Date. The first Certificate Anniversary is 12 months after the Certificate Date. If that day is not a Business Day, the next Business Day will be treated as the Certificate Anniversary.

CERTIFICATE DATE - The first day a Certificate is effective, as shown on the Certificate Schedule. The Certificate Date determines the Certificate Anniversary and the Certificate Year.

CERTIFICATE OWNER - The purchaser of a Certificate and the person who has the rights and options under the Certificate. If Joint Certificate Owners are named, any reference to "Certificate Owner" also means the Joint Certificate Owners.

CERTIFICATE YEAR - The first Certificate Year begins on the Certificate Date. Subsequent Certificate Years begin on the Certificate Anniversaries. All Certificate Years end at the end of the Business Day before the next Certificate Anniversary.

COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT - An optional feature under the Certificate available at a higher Insurance Charge under which we may increase your Benefit Base by 3.0% on each Certificate Anniversary following the Withdrawal Start Date, including when we calculate your Benefit Base (and therefore your Monthly Benefit) following the Benefit Determination Date.

CUSTOMER SERVICE CENTER - The administrative offices for the Certificate, located at 5701 Golden Hills Drive, Minneapolis, MN 55416.

DESIGNATED ACCOUNT - The investment account you have established with the Program Sponsor, and that participates in one or more approved asset allocation programs offered by the Program Sponsor and approved by us.

DESIGNATED ACCOUNT VALUE - The value in your Designated Account.

DUE DATE - Your initial Due Date is the Certificate Date. Additional Due Dates will occur either on each quarterly anniversary of the Certificate Date or on the first Business Day in January, April, July, and October, as selected by your Program Sponsor. If your Due Date does not occur on a Business Day, we will consider it to occur on the next Business Day.

EXCESS INVESTMENT - An Additional Investment that exceeds our limits.

EXCESS WITHDRAWALS - The amount of total withdrawals you have taken from your Designated Account during a Certificate Year that exceed the Annual Income Withdrawal Limit for that Certificate Year.

FEDERAL TAX CODE - The Internal Revenue Code of 1986, as amended.

FIXED ANNUITY PAYMENTS - Payment of annuity benefits under an Optional Fixed Annuity.

GROUP CONTRACT - The contingent group deferred fixed annuity contract we issued to the Program Sponsor.

INCOME WITHDRAWAL - Any withdrawal from your Designated Account that is not an Excess Withdrawal.

INSURANCE CHARGES - The amounts payable to us by you to compensate us for the benefits we provide under the Certificate.

JOINT ANNUITANT - The person during whose life, in conjunction with the Annuitant's, we will pay the Monthly Benefit or Fixed Annuity Payments. The Annuitant and Joint Annuitant must be spouses under the Federal Tax Code.

JOINT CERTIFICATE OWNER - If there is more than one Certificate Owner, each Owner is a Joint Certificate Owner. Joint Certificate Owners have equal ownership rights, and both must authorize any exercise of those ownership rights unless we allow otherwise. Joint Certificate Owners must be spouses under the Federal Tax Code.

MATURITY DATE - The date the older Annuitant reaches Age 108, and the latest date that your Certificate will terminate if, on that date, your Designated Account Value has not reduced to zero and you do not elect to apply all of your Designated Account Value to purchase the Optional Fixed Annuity Option A.

MARKET CLOSE - The time of day at which the New York Stock Exchange closes for trading.

MAXIMUM ANNIVERSARY VALUE - A value we use to calculate your Benefit Base before the Withdrawal Start Date. The Maximum Anniversary Value is equal to your highest Designated Account Value on any Certificate Anniversary, adjusted for any Additional Investments made since that anniversary.

MINIMUM VALUE - If offered under your Certificate, a value we use to calculate your Benefit Base before the Withdrawal Start Date. The Minimum Value is equal to your Designated Account Value on the Certificate Date increased by 5% on each Certificate Anniversary and increased by any Additional Investments made (subject to the Minimum Value Cap).

MINIMUM VALUE CAP - A maximum limit we impose when calculating your Minimum
Value.

MONTHLY BENEFIT - The monthly lifetime income benefit we pay beginning on the Benefit Start Date.

NON-QUALIFIED CERTIFICATE - A Certificate that is not issued in connection with an Individual Retirement Account (IRA Account) or other retirement plan that receives favorable tax treatment under Section 401, 408, 408A, or 457 of the Federal Tax Code.

NOTICE - Receipt at our Customer Service Center of a written request in a form that is satisfactory to us.

OPTIONAL FIXED ANNUITY - A fixed annuity that you can purchase under your Certificate based on annuity purchase rates that are not less than those guaranteed in your Certificate.

PROGRAM SPONSOR - The financial institution or an investment advisory affiliate of that institution identified in Appendix C to this prospectus.

QUALIFIED CERTIFICATE - A Certificate issued in connection with an Individual Retirement Account (IRA Account) or other retirement plan that receives favorable tax treatment under Sections 401, 408, 408A or 457 of the Federal Tax Code.

TOTAL CERTIFICATE CHARGE - The sum of the Insurance Charges and Administrative Charges.

WITHDRAWAL START DATE - The date on which you first take a withdrawal from your Designated Account.

                     SUMMARY OF THE CERTIFICATE
================================================================================

================================================================================
THE INFORMATION IN THIS SUMMARY CORRESPONDS TO SECTIONS IN THIS PROSPECTUS THAT DISCUSS THE TOPICS IN MORE DETAIL. DEFINITIONS OF ALL CAPITALIZED TERMS APPEAR IN THE DEFINITIONS SECTION LOCATED AT THE BEGINNING OF THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY.

HOW DOES THE CERTIFICATE WORK?

The Certificate provides an insurance guarantee that you will have income as long as you live in the event your Designated Account Value is reduced to zero while the Certificate is in effect, subject to certain conditions. When we refer to your Designated Account, we mean the investment account that you have established with your Program Sponsor. To purchase a Certificate, your Designated Account must invest in shares of mutual funds registered with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Act of 1933 and issued by companies registered with the Commission pursuant to the Investment Company Act of 1940, and must participate in one or more approved asset allocation programs offered by your Program Sponsor and approved by us.

The Certificate has three different phases.

1. The first phase begins at issue of the Certificate and ends when you begin taking withdrawals from your Designated Account. During the first phase, we calculate a Benefit Base which determines the future amounts available for permitted annual withdrawals and, potentially, lifetime income payments. During this phase you do not receive income, but your Benefit Base may potentially increase if your Designated Account Value increases. You choose when to begin taking withdrawals (your "WITHDRAWAL START DATE"), which will end this phase, so this phase can last as little or as long as you like.

         During this phase, there may be an optional feature (the "MINIMUM VALUE") available to you (if selected by your Program Sponsor) that could potentially increase your Benefit Base. The Minimum Value feature ensures that, during this phase only, the Benefit Base will be at least equal to your Designated Account Value on the Certificate Date, increased by 5% each Certificate Year (subject to a cap).

         During this phase, we also will apply a feature (the "MAXIMUM ANNIVERSARY VALUE") that could potentially increase your Benefit Base. The Maximum Anniversary Value ensures that, during this phase only, the Benefit Base will be at least equal to your highest Designated Account Value on any Certificate Anniversary.

2. The second phase begins on the Withdrawal Start Date. During the second phase, you receive income from your Designated Account by taking withdrawals. Each withdrawal will reduce your Designated Account Value. As long you do not withdraw more than the permitted amount in any single Certificate Year (the "ANNUAL INCOME WITHDRAWAL LIMIT"), the annual amount you can withdraw will never decrease, and can potentially increase as the Annuitant(s) ages and/or if your Designated Account Value increases.

         We will not decrease the Annual Income Withdrawal Limit or any future payments of the Monthly Benefit unless, in a given Certificate Year, you withdraw more than the permitted amount. If you take such a withdrawal we call the amount of the withdrawal that is more than the permitted amount an "EXCESS WITHDRAWAL". IF YOUR DESIGNATED ACCOUNT VALUE REDUCES TO ZERO DUE TO AN EXCESS WITHDRAWAL, WE WILL TERMINATE YOUR CERTIFICATE AND YOU WILL NOT RECEIVE ANY PAYMENTS OF THE MONTHLY BENEFIT.

         There may be an optional feature (the "COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT") available to you at issue (for a higher Insurance Charge). During the second phase of your Certificate, this feature could potentially increase the Benefit Base and therefore the amounts available for permitted annual withdrawals and, potentially, lifetime income payments. The optional Cost of Living Adjusted Withdrawal Benefit ensures that your Benefit Base will be increased by 3.0% on each Certificate Anniversary following the Withdrawal Start Date.

3. Finally, if your Designated Account Value is reduced to zero while the Annuitant(s) is still alive and the Certificate is still in effect, you will enter the third phase of the Certificate and begin receiving lifetime income payments (the "MONTHLY BENEFIT"). The payments of the Monthly Benefit you receive will equal the Annual Income Withdrawal Limit that was available to you as a withdrawal during the second phase of the Certificate. The lifetime payments you receive will never decrease. Payments of the Monthly Benefit to you will last as long as the Annuitant(s) lives. However, if you terminate the Certificate, or die before your Designated Account Value is reduced to zero, or take an Excess Withdrawal that reduces your Designated Account Value to zero, your Certificate will terminate and you will not receive payments of the Monthly Benefit.

         If you have selected the Cost of Living Adjusted Withdrawal Benefit, during the third phase of your Certificate this feature ensures that your Monthly Benefit will increase by 3.0% each Certificate Year.

At any time during the first or second phase of your Certificate, you may decide to apply all of your Designated Account Value to purchase a fixed annuity under the Certificate (an "OPTIONAL FIXED ANNUITY") and we will make periodic lifetime fixed annuity payments to you based on that Designated Account Value. If you elect to purchase an Optional Fixed Annuity, we will reduce your Benefit Base to zero and you will never receive the Monthly Benefit.

     NOTE: THE CERTIFICATE DOES NOT PROVIDE A CASH VALUE OR DEATH BENEFIT.
           INSTEAD, YOU OWN THE ASSETS IN YOUR DESIGNATED ACCOUNT.

HOW MUCH DOES THE CERTIFICATE COST?

The cost of your Certificate - the Insurance Charge and the Administrative Charge - will vary based on a number of factors, including whether there is one or two Annuitants, whether the Program Sponsor fees are deducted directly from your Designated Account, the asset allocation program you select, and whether you select the Cost of Living Adjusted Withdrawal Benefit. Based on these factors, the Insurance Charge and the Administrative Charge together will be between 0.80% and 1.80% of your Benefit Base annually. In certain circumstances, we may increase these charges, subject to a specified maximum. FOR ADDITIONAL INFORMATION, SEE "INSURANCE CHARGES AND ADMINISTRATIVE CHARGES." TO SEE THE CURRENT CHARGES FOR YOUR CERTIFICATE, PLEASE SEE APPENDIX C.

WHO SHOULD CONSIDER PURCHASING THE CERTIFICATE?

We offer the Certificate to persons who have opened an investment account - referred to in this prospectus as a Designated Account - with the Program Sponsor and who meet certain age requirements. The Certificate is designed for persons who are concerned that poor investment performance of their Designated Account may adversely impact their ability to periodically withdraw funds from the account for retirement income or other long-term purposes and/or who are concerned that they may live substantially longer than expected, and outlive the assets in their Designated Accounts.

         NOTE: THE CERTIFICATE IS SEPARATE FROM YOUR DESIGNATED ACCOUNT. THE CERTIFICATE IS AN AGREEMENT BETWEEN YOU AND US. YOUR DESIGNATED ACCOUNT IS SUBJECT TO YOUR AGREEMENT WITH THE PROGRAM SPONSOR. YOUR DESIGNATED ACCOUNT IS NOT AN ACCOUNT OF, AND THE ASSETS OF THE DESIGNATED ACCOUNT ARE NOT ASSETS OF, THE COMPANY. THE COMPANY HAS NO RESPONSIBILITY FOR THE PERFORMANCE OF YOUR DESIGNATED ACCOUNT.

WHAT DO I NEED TO DO TO RECEIVE THE CERTIFICATE'S GUARANTEE?

To obtain the maximum potential Monthly Benefit under your Certificate you must comply with all of the following.

o You must not have terminated your agreement with the Program Sponsor or otherwise closed your Designated Account.

o You must allocate and maintain your allocation of Designated Account Value among certain asset allocation programs offered by the Program Sponsor and approved by us.

o You cannot withdraw more than a specified amount from your Designated Account each Certificate Year - the Annual Income Withdrawal Limit.

o    You must pay all Insurance Charges and Administrative Charges when due.

o You cannot invest more than $5 million in your Designated Account. This includes amounts invested in accounts under other certificates issued under the Group Contract (or issued under a similar group contract or under an individual contract), unless approved by us.

o An Annuitant must be alive for us to begin any payments of the Monthly Benefit (or Fixed Annuity Payments under an Optional Fixed Annuity). Because we will terminate the Certificate upon the death of all Annuitants, you will not receive the Monthly Benefit or any Fixed Annuity Payments if death occurs before the Benefit Start Date or the effective date that you elect an Optional Fixed Annuity.

o Your Designated Account Value must be reduced to zero before the Maturity Date (other than due to an Excess Withdrawal).

o The designation of all Certificate Owners and Annuitants, including any changes thereto, must comply with our requirements.

o Upon the divorce of Joint Certificate Owners or Joint Annuitants before the Benefit Start Date or the effective date that you elect an Optional Fixed Annuity, you must provide Notice to us of the divorce before the death of either Certificate Owner or Annuitant.

     NOTE: IF YOU DO NOT COMPLY WITH EACH OF THESE REQUIREMENTS, YOU MAY REDUCE
           OR EVEN ELIMINATE THE BENEFIT PROVIDED BY THE CERTIFICATE.

ARE THERE RESTRICTIONS ON HOW I CAN INVEST MY DESIGNATED ACCOUNT?

To keep the Certificate in force, you must continually invest all of your Designated Account Value in one or more of the approved asset allocation programs you select. You may reallocate your Designated Account Value at any time so long as all of your Designated Account Value is at all times allocated among the approved asset allocation programs. These programs may change from time to time. PLEASE SEE APPENDIX C FOR MORE INFORMATION ON THE PROGRAM SPONSOR AND THE APPROVED ASSET ALLOCATION PROGRAMS CURRENTLY AVAILABLE TO YOU.

         NOTE: IF YOU DO NOT CONTINUOUSLY MAINTAIN YOUR DESIGNATED ACCOUNT VALUE IN ACCORDANCE WITH CURRENTLY APPROVED ASSET ALLOCATION PROGRAMS, WE WILL TERMINATE YOUR CERTIFICATE.

Subject to our maximum limits, you may deposit or transfer additional money ("ADDITIONAL INVESTMENTS") to your Designated Account at any time before the Benefit Determination Date or the effective date that you elect an Optional Fixed Annuity.

WHAT HAPPENS IF MY DESIGNATED ACCOUNT VALUE DROPS TO ZERO?

If your Designated Account Value reduces to zero at any time while the Certificate is in effect, one of the following will occur.

o If your Designated Account Value reduces to zero due to an Excess Withdrawal, we will terminate your Certificate, even if your Benefit Base is greater than zero.

o If your Designated Account Value reduces to zero for any reason other than due to an Excess Withdrawal, we will make payments to you of the Monthly Benefit.


         NOTE: YOUR CERTIFICATE IS DESIGNED FOR YOU TO WITHDRAW A LIMITED AMOUNT EACH CERTIFICATE YEAR. IF YOU WITHDRAW MORE THAN THE ANNUAL INCOME WITHDRAWAL LIMIT, AND THAT EXCESS WITHDRAWAL CAUSES YOUR DESIGNATED ACCOUNT VALUE TO DROP TO ZERO, YOUR CERTIFICATE WILL TERMINATE AND YOU WILL NOT RECEIVE ANY BENEFITS UNDER THE CERTIFICATE.

HOW MUCH CAN I WITHDRAW EACH YEAR?

You may take withdrawals from your Designated Account at any time subject to any federal tax consequences, including withdrawal restrictions applicable to certain Qualified Contracts. (As with any investment account, you must first liquidate assets to provide cash.) However, the amount of your withdrawals may reduce or eliminate your Certificate's guarantee. We have designed the Certificate to allow you to take a certain amount of withdrawals each Certificate Year ("INCOME WITHDRAWALS") up to the Annual Income Withdrawal Limit. The Annual Income Withdrawal Limit is a percentage of your Designated Account Value or your Benefit Base, whichever is greater. This percentage varies based upon the Age of the Annuitant(s). We first calculate your Annual Income Withdrawal Limit on the Withdrawal Start Date and we recalculate it on each Certificate Anniversary. Your Annual Income Withdrawal Limit may increase, but it will not decrease unless you take an Excess Withdrawal.

You may cancel a withdrawal (and, therefore, delay the Withdrawal Start Date) by making an Additional Investment to your Designated Account that is equal to or greater than the amount of the withdrawal within 10 days following the withdrawal.

         NOTE: IF YOU WITHDRAW MORE THAN THE ANNUAL INCOME WITHDRAWAL LIMIT DURING A CERTIFICATE YEAR, WE CONSIDER THE EXCESS TO BE AN EXCESS WITHDRAWAL. EXCESS WITHDRAWALS WILL REDUCE YOUR BENEFIT BASE, ANY FUTURE PAYMENTS OF THE MONTHLY BENEFIT, AND PERHAPS YOUR ANNUAL INCOME WITHDRAWAL LIMIT, WHICH, IN TURN, MAY REDUCE OR ELIMINATE YOUR CERTIFICATE'S GUARANTEE. IF YOUR DESIGNATED ACCOUNT VALUE REDUCES TO ZERO DUE TO AN EXCESS WITHDRAWAL, WE WILL TERMINATE YOUR CERTIFICATE EVEN IF YOUR BENEFIT BASE IS GREATER THAN ZERO, AND YOU WILL NOT RECEIVE ANY BENEFITS UNDER YOUR CERTIFICATE.

HOW DO I RECEIVE LIFETIME PAYMENTS OF THE MONTHLY BENEFIT?

If at any time while the Certificate is in effect your Designated Account Value reduces to zero (for any reason other than due to an Excess Withdrawal), you will receive the Monthly Benefit for the life of the Annuitant (and, if applicable, the Joint Annuitant). We determine the Monthly Benefit as a percentage of your Benefit Base. This percentage varies based upon the Age of the Annuitant(s).

If you have selected the Cost of Living Adjusted Withdrawal Benefit feature (available for a higher Insurance Charge), we will increase your Benefit Base on each Certificate Anniversary following the Withdrawal Start Date by 3.0%, and therefore your Monthly Benefit will increase each Certificate Year.

         NOTE: THE CERTIFICATE WILL ONLY BE IN FORCE DURING THE ANNUITANT'S LIFETIME (AND, IF APPLICABLE, THE JOINT ANNUITANT'S LIFETIME). IF YOUR DESIGNATED ACCOUNT VALUE DOES NOT REDUCE TO ZERO DURING THE LIFETIME OF THE ANNUITANT(S), YOU WILL NEVER RECEIVE THE MONTHLY BENEFIT. IN ADDITION, IF YOUR DESIGNATED ACCOUNT VALUE IS NOT REDUCED TO ZERO BY THE MATURITY DATE, YOU WILL NEVER RECEIVE THE MONTHLY BENEFIT (ALTHOUGH

                  YOU CAN ELECT TO APPLY ALL OF YOUR DESIGNATED ACCOUNT VALUE TO PURCHASE THE OPTIONAL FIXED ANNUITY OPTION A ON THE MATURITY
                  DATE).

WHY IS THE BENEFIT BASE IMPORTANT?

Your Benefit Base is one of the primary factors we use to calculate your Annual Income Withdrawal Limit and your Monthly Benefit.

When you purchase the Certificate, we set your initial Benefit Base to equal your Designated Account Value on the Certificate Date. Before you begin taking withdrawals, we will recalculate your Benefit Base on each Certificate Anniversary to equal the greatest of: (1) your current Designated Account Value;
(2) your MAXIMUM ANNIVERSARY VALUE; or (3) your MINIMUM VALUE (if offered under your Certificate).

     o Your Maximum Anniversary Value is equal to your highest Designated Account Value on any Certificate Anniversary.


     o If offered under your Certificate, your Minimum Value is equal to your Designated Account Value on the Certificate Date, increased by 5% on each Certificate Anniversary up to a specified maximum (the "MINIMUM VALUE CAP").




Before the Withdrawal Start Date, we also will increase your Benefit Base each time you make an Additional Investment to your Designated Account by the amount of the Additional Investment.

Once you begin taking withdrawals and before the Benefit Determination Date, we will continue calculating your Benefit Base on each Certificate Anniversary and any other day on which you make an Additional Investment or take an Excess Withdrawal. Income Withdrawals will not impact your Benefit Base. However:


o        We will increase your Benefit Base by the amount of any Additional
         Investment.
o We will decrease your Benefit Base if you have taken an Excess Withdrawal, and this decrease could be greater than the amount of the withdrawal.


o We may increase your Benefit Base on each Certificate Anniversary by 3.0% if you have selected the Cost of Living Adjusted Withdrawal Benefit feature (available for a higher Insurance Charge).


o On each Certificate Anniversary, we will increase your Benefit Base to equal your current Designated Account Value if the Benefit Base is less than the Designated Account Value.


o On each Certificate Anniversary, we will decrease your Benefit Base to equal your current Designated Account Value if: (1) the Benefit Base is greater than the Designated Account Value; (2) there is an increase in the Annual Income Percentage since the last Certificate Anniversary; AND (3) there is an increase in the Annual Income Withdrawal Limit since the last Certificate Anniversary. In other words, if a higher Annual Income Percentage multiplied by a lower Designated Account Value results in a higher Annual Income Withdrawal Limit, your Benefit Base will decrease. Your Annual Income

         Withdrawal Limit will not decrease unless you take an Excess Withdrawal. PLEASE SEE "YOUR BENEFIT BASE" FOR EXAMPLES OF HOW WE CALCULATE THE BENEFIT BASE.


On the Benefit Determination Date, we lock in your current Benefit Base and use that to make payments of the Monthly Benefit. However, if you have selected the Cost of Living Adjusted Withdrawal Benefit feature, we will continue to increase your Benefit Base on each Certificate Anniversary by 3.0%.

If you instead elect to purchase an Optional Fixed Annuity, we will permanently reduce your Benefit Base to zero and you will never receive the Monthly Benefit.

         NOTE: YOUR BENEFIT BASE IS NOT A CASH VALUE AND IS NOT AVAILABLE TO YOU AS SUCH. WHILE THE BENEFIT BASE IS, IN PART, BASED UPON YOUR DESIGNATED ACCOUNT VALUE, THE BENEFIT BASE IS NOT A GUARANTEE OF ANY DESIGNATED ACCOUNT VALUE.

WHAT IS THE OPTIONAL FIXED ANNUITY?

You may elect to apply all of your Designated Account Value to purchase an Optional Fixed Annuity under the Certificate. We will then make Fixed Annuity Payments to you over the life of the Annuitant(s). If you select this option, we will reduce your Benefit Base to zero and you will never receive the Monthly Benefit.


         NOTE: THE PAYMENTS YOU RECEIVE UNDER AN OPTIONAL FIXED ANNUITY ARE NOT THE SAME PAYMENTS YOU WOULD RECEIVE IF WE PAID YOU THE MONTHLY BENEFIT. YOU SHOULD CONSULT WITH YOUR PROGRAM SPONSOR REPRESENTATIVE BEFORE YOU DECIDE TO CLOSE YOUR DESIGNATED ACCOUNT AND PURCHASE AN OPTIONAL FIXED ANNUITY TO DETERMINE WHETHER THIS DECISION IS APPROPRIATE FOR YOU.

CAN I SEE AN EXAMPLE OF HOW THE CERTIFICATE WORKS?


Appendix A (if you do not select the Cost of Living Adjusted Withdrawal Benefit feature) and Appendix B (if you select the Cost of Living Adjusted Withdrawal Benefit feature) provide a basic illustration of how the Certificate works. We also provided more detailed examples throughout this prospectus.

================================================================================
                                  RISK FACTORS
================================================================================
FACTORS AFFECTING RECEIPT OF THE MONTHLY BENEFIT


In order to maximize your potential to receive payments of the Monthly Benefit under the Certificate, you must: (1) limit your withdrawals to Income Withdrawals each Certificate Year; and (2) invest your Designated Account Value in accordance with currently approved asset allocation programs.




We intend for these restrictions to MINIMIZE the risk that your Designated Account Value will be reduced to zero (other than due to an Excess Withdrawal) before the death of the Annuitant(s). BECAUSE WE DESIGNED THESE LIMITATIONS TO LESSEN THE RISK THAT YOUR DESIGNATED ACCOUNT VALUE WILL BE REDUCED TO ZERO WHILE THE ANNUITANT(S) IS STILL ALIVE, THEY ALSO SIGNIFICANTLY REDUCE THE LIKELIHOOD THAT WE WILL MAKE ANY PAYMENTS OF THE MONTHLY BENEFIT UNDER YOUR CERTIFICATE. In fact, if over time the return on your Designated Account is sufficient to generate gains that can sustain periodic withdrawals equal to or greater than the Annual Income Withdrawal Limit, then your Designated Account Value will NEVER be reduced to zero and you will NEVER receive the Monthly Benefit.

We designed the Certificate to protect the Annuitant (and, if applicable, the Joint Annuitant) from outliving the assets in your Designated Account. If you terminate the Certificate or the Annuitant(s) dies before your Designated Account Value is reduced to zero, neither you nor your estate will receive any payments of the Monthly Benefit.

If you elect to apply all of your Designated Account Value to purchase an Optional Fixed Annuity, you will never receive any payments of the Monthly Benefit.

If the older Annuitant reaches Age 108 (the Maturity Date) and your Designated Account Value has not been reduced to zero, the Certificate will terminate (unless you apply all of your Designated Account Value to purchase the Optional Fixed Annuity Option A). This means that you will never receive any payments of the Monthly Benefit.

If you receive payments of the Monthly Benefit from us under your Certificate, there is a risk that the total amount of payments you receive will not exceed the Total Certificate Charge you have paid.

If your Designated Account Value is reduced to zero (for any reason other than due to an Excess Withdrawal), we are not required to begin paying you the Monthly Benefit until the Benefit Start Date, which may be as many as 11 months after your Designated Account Value was reduced to zero. If the Annuitant(s) dies before the Benefit Start Date, we will terminate your Certificate without value and you will not receive any payments of the Monthly Benefit from us.

LIKELIHOOD OF BENEFIT BASE INCREASES


We do not automatically increase your Benefit Base when the assets in your Designated Account appreciate in value. We will increase your Benefit Base under the following circumstances:
o    If you make Additional Investments to your Designated Account.
o On each Certificate Anniversary following the Withdrawal Start Date if you select the Cost of Living Adjusted Withdrawal Benefit feature (available for a higher Insurance Charge).
o On each Certificate Anniversary, if your Designated Account Value is greater than the Benefit Base on that date.

Therefore, there is a risk that your Benefit Base will not increase while you own your Certificate if none of these circumstances occur.

CONSEQUENCES OF TAKING WITHDRAWALS

If you take withdrawals from your Designated Account, those withdrawals are made from your own assets in your Designated Account. We are only required to start using our own money to make payments of the Monthly Benefit to you when and if your Designated Account Value is reduced to zero (for any reason other than due to an Excess Withdrawal).

If you take any Excess Withdrawals from your Designated Account (I.E., withdrawals that exceed the Annual Income Withdrawal Limit), we will reduce your Benefit Base by an amount that could be substantially more than the actual amount of the withdrawal. If you take any Excess Withdrawals, the Monthly Benefit payments that you could receive under your Certificate may be reduced or even eliminated. You must carefully manage withdrawals from your Designated Account to avoid decreasing your Benefit Base and, therefore, your Monthly Benefit, or causing a termination of your Certificate. However, due to the long-term nature of the Certificate's guarantee, there is a risk that you may need funds in excess of your Annual Income Withdrawal Limit, and if you do not have sources of income other than your Designated Account, you may need to take Excess Withdrawals from your Designated Account that will reduce any potential payments of the Monthly Benefit or terminate your Certificate.

You should carefully consider whether you may need to take Excess Withdrawals while you own the Certificate. If you believe you may have such a need, you should have other sources of liquidity available to meet these needs. Your Certificate does not require us to warn you or provide you with notice regarding potentially adverse consequences that may be associated with any withdrawals or other types of transactions involving your Designated Account Value.

The longer you wait to start taking withdrawals from your Designated Account, the less likely you will be to benefit from your Certificate's guarantee because of decreasing life expectancy. You also will be paying for a benefit you are not using. On the other hand, the longer you wait to begin taking withdrawals, the more opportunities you will have to lock in any appreciation of your Designated Account Value through the operation of the Maximum Anniversary Value and the Minimum Value (if offered under your Certificate). You should, of course, carefully consider when to begin taking withdrawals, but there is a risk that you will not begin taking withdrawals at the most financially beneficial time for you. Please consult with your Program Sponsor representative as to the appropriate time for you to begin taking withdrawals.


If you do not withdraw the entire Annual Income Withdrawal Limit in any Certificate Year, you will not be permitted to carry over the "unused" Annual Income Withdrawal Limit to the next Certificate Year.

If you take a withdrawal from your Designated Account, federal and state income taxes will apply and a 10% federal tax penalty may apply if you are not yet age 59 1/2.


CHARGES YOU ARE REQUIRED TO PAY


We assess the Insurance Charge and Administrative Charge beginning on the Certificate Date, even if you delay taking withdrawals from your Designated Account for many years, or never take withdrawals, and regardless of whether or not we pay you any Monthly Benefit. If you choose to never take withdrawals, or if you never receive the Monthly Benefit, we will not refund the Insurance Charges and Administrative Charges paid. We do not assess the Insurance Charge and Administrative Charge on or after the Benefit Determination Date.

The Insurance Charge may vary based on the asset allocation program(s) you select, whether there are one or two Annuitants, and whether Program Sponsor fees are deducted directly from your Designated Account. If any of these circumstances change while you own your Certificate, your Insurance Charge may increase. In addition, we reserve the right to increase both the Insurance Charge and the Administrative Charge, although we guarantee that these charges will never exceed 1.60% (or 2.00% if you selected the Cost of Living Adjusted Withdrawal Benefit feature) and 0.40%, respectively.

You should carefully consider the possibility of an increased Insurance Charge and/or Administrative Charge before you purchase the Certificate.


APPROVED ASSET ALLOCATION PROGRAMS AND YOUR FINANCIAL NEEDS


We approved the asset allocation programs designed by your Program Sponsor. The programs are intended to minimize the risk that your Designated Account Value will be reduced to zero before the death of the Annuitant(s) (other than due to an Excess Withdrawal). In minimizing risk, however, these programs may also limit the potential for your Designated Account Value to appreciate. You may earn a higher rate of return if you did not have to invest according to the approved asset allocation programs. You should consult with your Program Sponsor representative to assist you in determining whether the approved asset allocation programs are suited for your financial needs and risk tolerance.

If you reallocate your Designated Account Value so that any portion is no longer invested in one or more of the approved asset allocation programs, we will provide you notice and a grace period in which to reallocate back to the approved asset allocation program(s). If you do not reallocate your Designated Account Value during the grace period we will terminate your Certificate.


OUR FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY

The Certificate is not supported by a separate account, which means if we make any payments of the Monthly Benefit or in connection with an Optional Fixed Annuity, we will pay these from our general account. The assets in our general account are subject to any claims by our creditors, and any payment we make from our general account is subject to our financial strength and claims-paying ability. You may obtain information on our financial condition by reviewing our financial statements included in this prospectus.


REGULATORY PROTECTIONS


The guarantee under your Certificate is registered in accordance with the Securities Act of 1933 and the offering of this guarantee must be conducted in accordance with the requirements of this Act. We are also subject to applicable periodic reporting and other requirements imposed by the Securities Exchange Act of 1934. However, payments of the Monthly Benefit or payments under an Optional Fixed Annuity are not subject to registration under the federal securities laws.


We are not an investment adviser and do not provide investment advice to you in connection with your Certificate.

We are not an investment company and therefore we are not registered under the Investment Company Act of 1940, as amended, and the protections provided by this Act are not applicable with respect to your Certificate.


The assets in your Designated Account are owned by you and not us. We have no control over any of the assets in your Designated Account. The assets in your Designated Account are not subject to our creditors. Assets in your Designated Account can be directly attached by your creditors. You may sell the assets in your Designated Account at any time in your complete and sole discretion, and without any permission from us. There is a risk that if you pledge the assets in your Designated Account as collateral for a loan and the value of the assets in your Designated Account decrease in value, your creditor will liquidate the assets in your Designated Account to pay the loan (a "Margin Call"). We will consider the Margin Call to be a withdrawal from your Designated Account and it will reduce your Benefit Base accordingly if it is an Excess Withdrawal. Using the assets in your Designated Account as collateral for a loan, therefore, may cause you to lose some or all of the protection of the insurance guarantee afforded under your Certificate.


TAX CONSEQUENCES


[TO BE PROVIDED BY AMENDMENT.]

================================================================================

                                 THE CERTIFICATE
================================================================================
Under the Certificate, we provide the following insurance guarantee if you comply with certain conditions and restrictions.


You will receive the Monthly Benefit over the life of the Annuitant (and, if applicable, the Joint Annuitant) if your Designated Account Value is reduced to zero at any time while the Certificate is in effect (for any reason other than due to an Excess Withdrawal).

Alternatively, you may decide to apply all of your Designated Account Value to purchase an Optional Fixed Annuity and we will make periodic lifetime payments to you based on that Designated Account Value.


The Certificate is issued in the form of an individual certificate provided under a contingent group deferred fixed annuity contract (the "Group Contract").


o It is "contingent" because monthly income payments under the Certificate are contingent on certain events taking place, which may never occur.

o It is "deferred" because you will not begin receiving the Monthly Benefit, if any, until a later date.

o It is "fixed" because we will make monthly income payments, if any, in a fixed amount (although we may increase these payments each year by 3.0% if you have selected the Cost of Living Adjusted Withdrawal Benefit feature (available for a higher Insurance Charge)).

NOTE: TO OBTAIN THE MAXIMUM POTENTIAL MONTHLY BENEFIT UNDER YOUR CERTIFICATE, YOU MUST COMPLY WITH CERTAIN RESTRICTIONS ON THE AMOUNT OF WITHDRAWALS FROM YOUR DESIGNATED ACCOUNT, AS WELL AS THE ALLOCATION OF YOUR DESIGNATED ACCOUNT VALUE. WE CHARGE YOU PERIODIC INSURANCE CHARGES AND ADMINISTRATIVE CHARGES TO COMPENSATE US FOR THE BENEFITS WE PROVIDE UNDER THE CERTIFICATE.

================================================================================
                          PURCHASING YOUR CERTIFICATE

================================================================================
You may purchase a Certificate when you open your Designated Account or at any time thereafter so long as the Annuitant is between the ages of 50 and 80 on the Certificate Date. If you designate a Joint Annuitant, both Annuitants must be between the ages of 50 and 80 on the Certificate Date, and the difference in age between the Annuitants must be no more than 10 years. PLEASE SEE APPENDIX C FOR THE MINIMUM DESIGNATED ACCOUNT VALUE WE REQUIRE FOR EACH ASSET ALLOCATION PROGRAM BEFORE WE WILL ISSUE A CERTIFICATE.

You may apply to purchase a Certificate through the Program Sponsor by completing an application. An application is subject to our approval if your Designated Account Value (by itself or together with amounts invested in accounts under other certificates issued under the Group Contract (or issued under a similar group contract or under an individual contract)) is over $5 million. The Certificate we issue to you is in the form of an individual certificate provided under the Group Contract, which we issued to the Program Sponsor. We reserve the right to accept or refuse to issue a Certificate at any time at our sole discretion. We may discontinue offering the Certificate at any time. The Certificate may not be available in all states.


SINGLE ANNUITANT OR JOINT ANNUITANTS. When you apply to purchase a Certificate, you must designate either one Annuitant or Joint Annuitants.


o If you designate one Annuitant, we guarantee that you will receive income payments of the Monthly Benefit over the Annuitant's lifetime if your Designated Account Value is reduced to zero at any time while the Certificate is in effect (for any reason other than due to an Excess Withdrawal).

o If you designate Joint Annuitants, we guarantee that you will receive income payments of the Monthly Benefit over the lifetime of the Annuitant and the Joint Annuitant if your Designated Account Value is reduced to zero at any time while the Certificate is in effect (for any reason other than due to an Excess Withdrawal).


         NOTE: PLEASE PAY CAREFUL ATTENTION TO THIS DESIGNATION, AS IT WILL IMPACT THE INSURANCE CHARGE WE IMPOSE UNDER THE CERTIFICATE AND WHETHER THE CERTIFICATE'S GUARANTEE WILL CONTINUE OVER THE LIFE OF A JOINT ANNUITANT. JOINT ANNUITANTS MUST BE SPOUSES UNDER APPLICABLE FEDERAL LAW.

================================================================================
                             THE CERTIFICATE OWNER
================================================================================
You, the Certificate Owner, are the purchaser of the Certificate and the person who has the rights and options stated in the Certificate. You must be an owner of the Designated Account.


NON-INDIVIDUAL CERTIFICATE OWNER. The Certificate Owner may be a non-individual only if such owner is an agent for an individual under the Federal Tax Code.

JOINT CERTIFICATE OWNERS. If there are joint owners of the Designated Account, either joint owner may be named as a Certificate Owner. Joint owners of a Designated Account may be named as Joint Certificate Owners if and only if the joint owners are spouses, as recognized under the Federal Tax Code, on the Certificate Date, and only if the difference in age between Certificate Owners is 10 years or less. No other Joint Certificate Owners are permitted under a Certificate.

CONTINGENT OWNER. You may name, at the time of application, a Contingent Owner. The Contingent Owner must be your spouse, as recognized under the Federal Tax Code, on the Certificate Date and must be designated as the sole primary beneficiary of the Designated Account. Upon your death, if the Contingent Owner is married to you (and is recognized as your spouse under the Federal Tax Code) on the date of death, the Contingent Owner becomes the Certificate Owner. For a Certificate to continue, a Contingent Owner must also be a Joint Annuitant.


CHANGE OF CERTIFICATE OWNER. You may not change a Certificate Owner without our approval. Any change must also comply with our then current approval guidelines. We will not approve any change that violates any federal or state law. To request a change, you must send us Notice. If there are Joint Certificate Owners, both must agree in writing to the change. If we approve a change, it will be effective as of the date we receive the Notice. We will not be responsible for any tax consequences of such a change. We will not be liable for any actions taken before we receive the Notice and approve of and record the change.

================================================================================
                                 THE ANNUITANT

================================================================================
The Annuitant is the person during whose life we will pay the Monthly Benefit or Fixed Annuity Payments. If there are Joint Annuitants, we will pay the Monthly Benefit or Fixed Annuity Payments until the death of the last survivor so long as the Joint Annuitants are spouses under the Federal Tax Code at the time your Designated Account Value is reduced to zero or such value is applied to an Optional Fixed Annuity.

At all times, each Annuitant and Joint Annuitant must be a Certificate Owner or Contingent Certificate Owner unless the Certificate Owner is a non-individual. In that case, the Certificate Owner must name as the Annuitant an individual(s) who has a beneficial interest in the Designated Account. If at any time the Annuitant is not the owner of, or an individual who has the beneficial interest in, the Designated Account, we will terminate the Certificate.

JOINT ANNUITANTS. You may name a Joint Annuitant only if the individual named as the Joint Annuitant is the Annuitant's spouse, as recognized under the Federal Tax Code, on the Certificate Date. Unless the Certificate Owner is a non-individual, the Joint Annuitant must be a Joint Certificate Owner. Any Joint Annuitant must be named at the time of application. A Joint Annuitant may also be named after the Certificate Date if the Joint Annuitant is Age 50 and is the Annuitant's spouse, as recognized under the Federal Tax Code, or if the Annuitant and the Joint Annuitant married within the last 60 days and they are treated as spouses under the Federal Tax Code. If a Joint Annuitant is added after the Certificate Date, we will begin assessing the annual Insurance Charge Rate applicable for a Joint Annuitant status Certificate beginning on the Due Date following the date we add the Joint Annuitant. In addition, we will base the Annual Income Percentage used in any calculations we make under the Certificate following the date we add the Joint Annuitant on the Age of the younger Annuitant.


The difference in age between Annuitants must be no more than 10 years. If Joint Annuitants are designated, we may assess a higher Insurance Charge. SEE THE "INSURANCE CHARGES AND ADMINISTRATIVE CHARGES" SECTION.

CHANGE OF ANNUITANT. You may not change an Annuitant without our approval. Any change must also comply with our then current approval guidelines. We will not approve any change that violates any federal or state law. To request a change, you must send us Notice. If there are Joint Certificate Owners, both must agree in writing to the change. If we approve a change, it will be effective as of the date we receive the Notice. We will not be responsible for any tax consequences of such a change. We will not be liable for any actions taken before we receive the Notice and approve of and record the change.


DEATH OF ANNUITANT. If an Annuitant dies before the Benefit Start Date or the date the Certificate Owner elects an Optional Fixed Annuity, any other Annuitant who is the spouse of the deceased Annuitant (as recognized under the Federal Tax
Code) on the date of death will become the sole Annuitant. We will begin assessing the annual Insurance Charge Rate applicable for a single Annuitant status Certificate beginning on the Due Date following the date of death. In addition, we will base the Annual Income Percentage used in any calculations we make under the Certificate following the date of death on the Age of the surviving Annuitant.

We will terminate the Certificate on the date of death of the Annuitant or, if applicable, the date of death of the last survivor of the Joint Annuitants, but only if the Joint Annuitants are spouses (as recognized under the Federal Tax
Code) at the time of the first to die if such death occurs before the Benefit Start Date or the effective date of the election of an Optional Fixed Annuity. If the Joint Annuitants are not spouses under the Federal Tax Code at such time, we will terminate the Certificate upon the first to die of the Annuitant and Joint Annuitant.

================================================================================
                  INSURANCE CHARGES AND ADMINISTRATIVE CHARGES
================================================================================
When you purchase your Certificate, you are required to pay to us an Insurance Charge and an Administrative Charge. We calculate the Insurance Charge and Administrative Charge - which together we call the Total Certificate Charge - as a percentage of your Benefit Base. The Total Certificate Charge is due in advance for each period, which begins on a Due Date and ends on the Business Day before the next Due Date.

We do not assess the Total Certificate Charge on or after the Benefit Determination Date. However, we will not refund the amount of any Total Certificate Charge you have paid in advance from the Benefit Determination Date through the next Due Date.

We also do not assess the Total Certificate Charge on or after the effective date of your election of an Optional Fixed Annuity. If the date you elected an Optional Fixed Annuity is not a Due Date, we will add the amount of the Total Certificate Charge you have paid in advance from the date of election through the next Due Date to your Designated Account Value before calculating your Fixed Annuity Payments.

         NOTE: BECAUSE WE CALCULATE THE TOTAL CERTIFICATE CHARGE AS A PERCENTAGE OF YOUR BENEFIT BASE, THE DOLLAR AMOUNT THAT WE DEDUCT WILL INCREASE (ALTHOUGH THE PERCENTAGE CHARGE WILL REMAIN THE SAME) IF YOUR BENEFIT BASE INCREASES.


INSURANCE CHARGES. The Insurance Charge is the amount you must pay to us to compensate us for the benefits we provide under your Certificate. The Insurance Charge may vary based on:

o    the asset allocation programs selected,

o whether there is a single Annuitant or Joint Annuitants (the Insurance Charge is higher for Joint Annuitants),


o whether Program Sponsor fees are deducted directly from your Designated Account (if so, the Insurance Charge is higher), and

o whether you have selected the Cost of Living Adjusted Withdrawal Benefit feature (the Insurance Charge is higher if you elect this feature).

TO SEE THE CURRENT INSURANCE CHARGES FOR YOUR CERTIFICATE, PLEASE SEE APPENDIX
C.



ADMINISTRATIVE CHARGES. Administrative charges are the amounts you pay to us to compensate us for the cost of administering, distributing and maintaining your Certificate. As of the date of this prospectus, we assess an Administrative Charge of 0.25%, on an annual basis.

INCREASE IN CHARGES. Because the Insurance Charge may vary based on the asset allocation program(s) selected, whether there are one or two Annuitants, and whether Program Sponsor fees are deducted directly from your Designated Account, you should carefully consider how a change in approved asset allocation programs, a reallocation of Designated Account Value, a change in Annuitant status, and/or a change in the manner in which you pay Program Sponsor fees may impact your Total Certificate Charge.

In addition, after your second Certificate Anniversary, we reserve the right to change your Insurance Charge and/or Administrative Charge once each Certificate Year. We base changes on our future expectations of the cost to provide you the benefits under your Certificate. However, we will never increase your annual Insurance Charge above 1.60% (if you have not elected the Cost of Living Adjusted Withdrawal Benefit feature) or 2.00% (if you have selected the Cost of Living Adjusted Withdrawal Benefit feature). We also will never increase your annual Administrative Charge above 0.40%.

If we increase your Total Certificate Charge, we will notify you in writing of your new Total Certificate Charge.

CALCULATION OF ESTIMATED TOTAL CERTIFICATE CHARGE. On each Due Date, we initially calculate an estimated Total Certificate Charge that is payable on the Due Date for the upcoming period. Because we may assess a different Insurance Charge Rate depending on the approved asset allocation program(s) in which your Designated Account Value is invested, we estimate a separate Total Certificate Charge for EACH asset allocation program, based in part on the daily Total Certificate Charge Rate for the program. The daily Total Certificate Charge Rate equals the annual Total Certificate Charge Rate DIVIDED BY the number of days in the applicable Certificate Year. The annual Total Certificate Charge Rate equals the SUM of the annual Insurance Charge Rate and the annual Administrative Charge Rate. The estimated Total Certificate Charge for an asset allocation program is:

o the applicable daily Total Certificate Charge Rate for that approved asset allocation program; multiplied by

o    your Benefit Base on the Due Date; multiplied by

o your Designated Account Value in that approved asset allocation program on the Due Date divided by your total Designated Account Value on the Due Date (the values used will be as of the Market Close on the Due Date); multiplied by

o    the number of calendar days in the period.




We then calculate the entire estimated Total Certificate Charge due by adding together the estimated Total Certificate Charge for each approved asset allocation program. This estimated Total Certificate Charge is the amount you must pay on the Due Date.


* EXAMPLE 1: HOW WE CALCULATE THE ESTIMATED TOTAL CERTIFICATE CHARGE ON A PARTICULAR DUE DATE. Assume:

o    The Due Dates are the first Business Day in January, April, July, and
     October.

o The Designated Account Value is currently allocated among two asset allocation programs, with a Total Certificate Charge of 0.90% for Program A and 1.10% for Program B.

o The Designated Account Value on the relevant Due Date is $400,000 ($150,000 in Program A and $250,000 in Program B).

o    The Benefit Base on the relevant Due Date is $500,000.

o The estimated Total Certificate Charge for the prior quarter equals the actual Total Certificate Charge for the relevant Due Date.

o On the relevant Due Date, the upcoming calendar quarter is 92 calendar days.

On the next Due Date, we initially calculate an estimated Total Certificate Charge that is payable for the upcoming period. We estimate a separate Total Certificate Charge for each asset allocation program.

For Program A, the estimated Total Certificate Charge is $425.39.

o We calculate this amount as the product of the daily Total Certificate Charge Rate (0.90% / 365 = 0.002466%), the Benefit Base ($500,000), the
     portion of Designated Account Value in Program A ($150,000 / $400,000 = 0.375), and the number of days in the upcoming quarter (92). For Program A, the estimated Total Certificate Charge is $425.39 = 0.00002466 x $500,000 x
     0.375 x 92.

For Program B, the estimated Total Certificate Charge is $866.53.

o We calculate this amount as the product of the daily Total Certificate Charge Rate (1.10% / 365 = 0.003014%), the Benefit Base ($500,000), the
         portion of Designated Account Value in Program B ($250,000 / $400,000 = 0.625), and the number of days in the upcoming quarter (92). For Program B, the estimated Total Certificate Charge is $866.53 =
         0.00003014 x $500,000 x 0.625 x 92.

     We then calculate the entire estimated Total Certificate Charge due by adding together the estimated Total Certificate Charge for each asset allocation program. The estimated Total Certificate Charge due is $1,291.92 = $425.39 + $866.53.

CALCULATION OF FINAL TOTAL CERTIFICATE CHARGE. On each Due Date after the Certificate Date, we look back over the prior period to determine whether the estimated Total Certificate Charge you paid on the prior Due Date was too high or too low based on your actual Designated Account activity during that period. We do this by calculating a Total Certificate Charge adjustment to reflect the actual Designated Account Value in each approved asset allocation program during the prior period. For each day during the prior period, we calculate a separate actual daily Total Certificate Charge for EACH asset allocation program in which Designated Account Value was allocated, as follows:

o the applicable daily Total Certificate Charge Rate for that approved asset allocation program; multiplied by

o    your Benefit Base on that day; multiplied by.

o your Designated Account Value in that approved asset allocation program on that day divided by your total Designated Account Value on that day (the values used will be as of the Market Close on that day).

We then calculate the entire actual Total Certificate Charge for the prior period by adding together for each day during that period the actual daily Total Certificate Charge for each asset allocation program in which you had allocated Designated Account Value. To determine whether you overpaid or underpaid your Total Certificate Charge for that period, we determine the Total Certificate Charge adjustment by subtracting the estimated Total Certificate Charge you paid on the previous Due Date from the entire actual Total Certificate Charge.

o If the Total Certificate Charge adjustment is negative, we will reduce the amount of the Total Certificate Charge payment due on the current Due Date.

o If the Total Certificate Charge adjustment is POSITIVE, we will increase the amount of the Total Certificate Charge payment due on the current Due Date.

If, in the prior period, you changed the allocation of your Designated Account Value, we may use one or more different actual Total Certificate Charge Rates in calculating the adjustment than we used in calculating the estimated Total Certificate Charge. Additional Investments and withdrawals are reflected in the Benefit Base and will also impact the calculation of the Total Certificate Charge adjustment.

* EXAMPLE 2: HOW WE CALCULATE THE ACTUAL TOTAL CERTIFICATE CHARGE ON THE NEXT DUE DATE. Assume a continuation of Example 1, where the estimated Total Certificate Charge for Program A was $425.39 and the estimated Total Certificate Charge for Program B was $866.53.


For each day during the prior period, we calculate a separate actual daily Total Certificate Charge for each asset allocation program. Assume that on one particular day, the Benefit Base is unchanged but the Designated Account Value is now $410,000, with $165,000 in Program A and $245,000 in Program B.

For Program A, the actual daily Total Certificate Charge for this particular day is $4.96.

o We calculate this amount as the product of the daily Total Certificate Charge Rate (0.90% / 365 = 0.002466%), the Benefit Base ($500,000), and
         the portion of Designated Account Value in Program A ($165,000 / $410,000 = 0.402). For Program A, the estimated Total Certificate Charge is $4.96 = 0.00002466 x $500,000 x 0.402.


For Program B, the actual daily Total Certificate Charge for this particular day is $9.01.

o We calculate this amount as the product of the daily Total Certificate Charge Rate (0.90% / 365 = 0.003014%), the Benefit Base ($500,000), and
         the portion of Designated Account Value in Program B ($245,000 / $410,000 = 0.598). For Program B, the estimated Total Certificate Charge is $9.01 = 0.00003014 x $500,000 x 0.598.


The actual daily Total Certificate Charge for this particular day is $13.97 = $4.96 + $9.01.

     We will do this calculation for each of the 92 days in the period. The sum of all of these charges will equal the actual Total Certificate Charge for the entire period.

     Assume that the entire actual Total Certificate Charge is $1,202.45. Since the estimated Total Certificate Charge paid on the first day of the quarter was $1,291.92 (as shown in Example 1), the Total Certificate Charge adjustment is ($89.47) = $1,202.45 - $1,291.92. Because the estimated Total Certificate Charge was greater than the actual Total Certificate Charge, the Total Certificate Charge was overpaid for that period, and we will reduce the estimated Total Certificate Charge payment due on the current Due Date.

PAYMENT OF INSURANCE AND ADMINISTRATIVE CHARGES. The Program Sponsor will automatically deduct the Total Certificate Charge from your Designated Account or another account you maintain with the Program Sponsor on each Due Date. If the deduction is from your Designated Account, the Program Sponsor will deduct this charge through the sale or transfer of assets in your Designated Account. We will not consider the deduction to be a withdrawal under the Certificate.

TERMINATION. If your Certificate is terminated for any reason other than non-payment of the Total Certificate Charge on a Due Date, we will calculate whether there has been an overpayment or underpayment of the Total Certificate Charge as of the date of termination. We will use the same formulas that we use when calculating the Total Certificate Charge adjustment, and will determine the amount for the period beginning on the prior Due Date up to the termination date. If this amount is positive, we will provide this amount to the Program Sponsor, who will deposit it into your Designated Account or otherwise refund it to you. If this amount is negative, you owe this amount and the Program Sponsor will deduct it from your Designated Account and pay it to us.

GRACE PERIOD. We allow a 30-day grace period for payment of the Total Certificate Charge. If we do not receive the amount due at our Customer Service Center by the end of the 30-day period, we will immediately terminate your Certificate and all benefits will end.

                             YOUR DESIGNATED ACCOUNT
================================================================================


================================================================================
APPROVED ASSET ALLOCATION PROGRAMS. You must continually invest your Designated Account Value in one or more asset allocation programs offered by the Program Sponsor and approved by us. Please see Appendix C for more information on the Program Sponsor and the approved asset allocation programs currently offered by the Program Sponsor. The Program Sponsor's Form ADV Part II, Schedule H also provides more detailed information regarding the approved asset allocation programs.

         NOTE: YOU SHOULD CONSULT WITH YOUR PROGRAM SPONSOR REPRESENTATIVE TO ASSIST YOU IN DETERMINING WHETHER THE APPROVED ASSET ALLOCATION PROGRAMS ARE SUITED FOR YOUR FINANCIAL NEEDS AND RISK TOLERANCE.


We may assess a different Insurance Charge depending on the asset allocation program(s) you select. SEE THE "INSURANCE CHARGES AND ADMINISTRATIVE CHARGES" SECTION.

We reserve the right to approve additional asset allocation programs and to remove the approval status from previously approved asset allocation programs. If we remove approval status, we will provide you with written notice of the change at least 30 days in advance. If any portion of your Designated Account Value is allocated to an asset allocation program that is no longer approved, you must reallocate that portion into one or more approved asset allocation programs within the 30-day period. If you do not reallocate the entire portion by the end of the 30-day period, we will terminate your Certificate on that date.

REALLOCATION OF DESIGNATED ACCOUNT VALUE. You may reallocate any portion of your Designated Account Value to any of the approved asset allocation programs. If you reallocate your Designated Account Value so that any portion is no longer invested in one or more of the approved asset allocation programs, then we will notify you in writing that your reallocation failed to comply with our requirements. Within 10 days of the date of our notice, you must reallocate that portion of the Designated Account Value into one or more approved asset allocation programs. If you do not reallocate the entire portion by the end of the 10-day period, we will terminate your Certificate as of the date that you first transferred the Designated Account Value out of the approved asset allocation program.


ADDITIONAL INVESTMENTS TO THE DESIGNATED ACCOUNT. You may make Additional Investments to your Designated Account before the Benefit Determination Date or the date that you elect an Optional Fixed Annuity.

An Additional Investment is any additional money you add or transfer to your Designated Account and allocate to an approved asset allocation program. We do NOT consider any proceeds from the assets held in your Designated Account to be Additional Investments. Proceeds include:


o        Investment return;

o        Appreciation;


o        Dividends; and

o    Realized or unrealized investment gains.


You cannot invest more than $5 million in your Designated Account (this includes amounts invested in accounts under other certificates issued under the Group Contract (or issued under a similar group contract or under an individual contract)), unless approved by us. If the total amount of your initial Designated Account Value plus any Additional Investments exceeds $5 million, we will provide you with written notice that you have made an Excess Investment. You must withdraw the Excess Investment from your Designated Account within 60 days of the date of our notice. If you fail to do so, we will terminate your Certificate as of the date you made the Excess Investment. We will not consider any Excess Investment that you have withdrawn pursuant to our request to be a withdrawal under the Certificate. We will not refund any Total Certificate Charges incurred during the period of time the Excess Investment is in the Designated Account.


If, within 10 days following a withdrawal, you deposit additional assets into your Designated Account and allocate those amounts to one or more approved asset allocation programs, we will consider the amount deposited up to the amount of the withdrawal to be a cancellation of the withdrawal and not an Additional Investment. We will consider any amount deposited that exceeds the amount of the withdrawal to be an Additional Investment.


REDUCTION OF DESIGNATED ACCOUNT VALUE TO ZERO. If your Designated Account Value has reduced to zero at any time while the Certificate is in effect, one of the following will occur:


o If your Designated Account Value reduced to zero because you made a withdrawal that included an Excess Withdrawal, we will terminate your Certificate as of that date (even if your Benefit Base is greater than zero). See "Withdrawals from the Designated Account."


o If your Designated Account Value reduced to zero for any reason other than due to a withdrawal that included an Excess Withdrawal, we will pay you the Monthly Benefit for life. SEE "THE MONTHLY BENEFIT."


ONGOING DESIGNATED ACCOUNT TRANSACTIONS. We will receive information on each Business Day from the Program Sponsor concerning your Designated Account Value and transactions processed in your Designated Account. We will track your Designated Account Value and transactions in your Designated Account to calculate the amount of your Benefit Base on an ongoing basis.

                    WITHDRAWALS FROM YOUR DESIGNATED ACCOUNT
================================================================================


================================================================================
The Certificate does not prohibit you from taking withdrawals from your Designated Account. You may begin taking withdrawals from your Designated Account at any time subject to any federal tax consequences, including withdrawal restrictions applicable to certain Qualified Contracts. (As with any investment account, you must liquidate assets to provide for cash withdrawals.) PLEASE SEE THE "TAXATION OF THE CERTIFICATE" SECTION. The date that you take your first withdrawal is the Withdrawal Start Date.

The amount of withdrawals you make, however, may reduce or even eliminate your Certificate's guarantee. To obtain the maximum potential Monthly Benefit under your Certificate, you must satisfy the restrictions and requirements on withdrawals stated in this prospectus.

         NOTE: WITHDRAWALS MAY IMPACT THE AMOUNT OF YOUR BENEFIT BASE AND, THEREFORE, THE GUARANTEED PAYMENTS OF THE MONTHLY BENEFIT (IF
                  ANY) YOU MAY RECEIVE UNDER YOUR CERTIFICATE.


AMOUNTS NOT DETERMINED TO BE WITHDRAWALS. Withdrawals are all amounts deducted from your Designated Account during the term of your Certificate (including the sale, exchange, or transfer of assets in your Designated Account) EXCEPT amounts withdrawn:


o    to pay the Total Certificate Charge;

o to pay fees of the Program Sponsor up to 0.5% of your Designated Account Value per quarter;*


o    to remove an Excess Investment withdrawn pursuant to our Notice;

o to pay redemption fees or other charges imposed by the issuer(s) of the assets held in your Designated Account; and

o for capital gain and dividend distributions, whether or not reinvested in your Designated Account.


* We WILL consider any amount deducted from your Designated Account to pay fees of the Program Sponsor in EXCESS of 0.5% of your Designated Account Value per quarter to be a withdrawal.

ANNUAL INCOME WITHDRAWAL LIMIT. The Annual Income Withdrawal Limit is the maximum amount that you may withdraw each Certificate Year from your Designated Account WITHOUT REDUCING OR ELIMINATING THE BENEFITS under your Certificate. We calculate the Annual Income Withdrawal Limit on the Withdrawal Start Date and recalculate it on each Certificate Anniversary.

The Annual Income Withdrawal Limit is equal to the GREATER of:

o your Designated Account Value on the date of calculation multiplied by the Annual Income Percentage set forth in the following chart; or

o your current Benefit Base MULTIPLIED BY the Annual Income Percentage used on the last Certificate Anniversary. If the Withdrawal Start Date occurs before the first Certificate Anniversary, we will use an Annual Income Percentage based on the Age of the Annuitant (or if Joint Annuitants, the Age of the younger Annuitant) as of the Withdrawal Start Date.

                                              Annual Income Percentage    Annual Income Percentage
     Age of the Annuitant, or if Joint         without Cost of Living       with Cost of Living
    Annuitants, the Age of the younger          Adjusted Withdrawal         Adjusted Withdrawal
                 Annuitant                            Benefit                     Benefit
============================================ =========================== ===========================
                  50 - 59                                4%                          3%
                  60 - 69                                5%                          4%
                  70 - 79                                6%                          5%
                   80 +                                  7%                          6%


     * EXAMPLE 3: HOW WE CALCULATE THE ANNUAL INCOME WITHDRAWAL LIMIT. Assume:

o    There is one Annuitant under the Certificate.

o On the Withdrawal Start Date, the Annuitant is age 60, the Benefit Base is $500,000, and the Designated Account Value is $450,000.

o    The Annuitant was age 59 on the last Certificate Anniversary.

o    The Cost of Living Adjusted Withdrawal Benefit feature was not elected.


The Annual Income Withdrawal Limit on the Withdrawal Start Date is $22,500. We calculate this amount as the greater of:

o The Designated Account Value multiplied by the Annual Income Percentage set forth above ($450,000 x 5% = $22,500); or

o The Benefit Base multiplied by the Annual Income Percentage used on the last Certificate Anniversary ($500,000 x 4% = $20,000).


     NOTE: IF YOU CHOOSE TO TAKE ONLY A PART OF, OR NONE OF, YOUR ANNUAL INCOME WITHDRAWAL LIMIT IN ANY GIVEN CERTIFICATE YEAR, YOU SHOULD UNDERSTAND THAT ANY "UNUSED" ANNUAL INCOME WITHDRAWAL LIMIT IS NOT AVAILABLE FOR FUTURE CERTIFICATE YEARS.

CLASSIFICATION OF WITHDRAWALS. We classify withdrawals you make under the Certificate as either Income Withdrawals or Excess Withdrawals.

An Income Withdrawal is a withdrawal from your Designated Account that does not cause the total amount that you withdraw in a Certificate Year to be greater than the Annual Income Withdrawal Limit (described below).

         NOTE: WE HAVE DESIGNED THE CERTIFICATE FOR YOU TO TAKE TOTAL WITHDRAWALS DURING EACH CERTIFICATE YEAR UP TO THE ANNUAL INCOME WITHDRAWAL LIMIT. TO OBTAIN THE MAXIMUM POTENTIAL MONTHLY BENEFIT UNDER YOUR CERTIFICATE, YOUR TOTAL WITHDRAWALS FROM YOUR DESIGNATED ACCOUNT DURING A CERTIFICATE YEAR MUST NOT EXCEED THE ANNUAL INCOME WITHDRAWAL LIMIT.

     If the total amount you withdraw in a Certificate Year is greater than the Annual Income Withdrawal Limit for that Certificate Year, the excess amount is an Excess Withdrawal. Please keep in mind that we consider fees of the Program Sponsor in EXCESS of 0.5% of your Designated Account Value per quarter to be a withdrawal. These fees are periodically deducted automatically from your Designated Account. Depending on the amount of total withdrawals you make during a Certificate Year, the deduction of these fees may result in Excess Withdrawals.

          NOTE: EXCESS WITHDRAWALS COULD REDUCE YOUR BENEFIT BASE BY SUBSTANTIALLY MORE THAN THE ACTUAL AMOUNT OF THE WITHDRAWAL.


                  EXCESS WITHDRAWALS WILL REDUCE YOUR BENEFIT BASE, MONTHLY BENEFIT, AND PERHAPS YOUR ANNUAL INCOME WITHDRAWAL LIMIT, WHICH, IN TURN, MAY REDUCE OR ELIMINATE YOUR CERTIFICATE'S GUARANTEE.


                  WE WILL TERMINATE YOUR CERTIFICATE AND WE WILL NOT PAY ANY BENEFITS TO YOU IF YOUR DESIGNATED ACCOUNT VALUE IS REDUCED TO ZERO IN CONNECTION WITH A WITHDRAWAL, WHERE ANY PORTION OF THAT WITHDRAWAL INCLUDES AN EXCESS WITHDRAWAL, EVEN IF THE BENEFIT BASE IS GREATER THAN ZERO. SEE "YOUR BENEFIT BASE" BELOW FOR AN EXAMPLE OF HOW AN EXCESS WITHDRAWAL WILL REDUCE THE BENEFIT BASE.


REQUIRED MINIMUM DISTRIBUTIONS. We will increase your Annual Income Withdrawal Limit, if necessary, to equal the required minimum distribution amount that must be distributed under the Federal Tax Code from your Designated Account. This increase to the Annual Income Withdrawal Limit applies only to the required minimum distribution required from your Designated Account. We will consider any amounts withdrawn that exceed the Annual Income Withdrawal Limit and that are withdrawn to satisfy a required minimum distribution from other than your Designated Account to be Excess Withdrawals. We must receive Notice that required minimum distributions are being made from your Designated Account. We reserve the right to change our treatment of required minimum distributions to remain in compliance with applicable law.

REINSTATEMENT OF THE ANNUAL INCOME WITHDRAWAL LIMIT. If you reinstate a previously terminated Certificate, we will reset your Annual Income Withdrawal Limit to equal your new Benefit Base multiplied by the Annual Income Percentage based upon the Age of the Annuitant, or if Joint Annuitants are named, the Age of the younger Annuitant, as set forth above. Following the reinstatement, we will determine your Annual Income Withdrawal Limit as described above.

REQUESTS FOR WITHDRAWALS. The Program Sponsor will administer your request for withdrawals and will pay to you all amounts you withdraw from your Designated Account Value.

CANCELLATION OF A WITHDRAWAL. You may cancel a withdrawal (and, therefore, the Withdrawal Start Date) by making an Additional Investment to your Designated Account equal to the amount withdrawn within ten days of the withdrawal (and by allocating the Additional Investment to one or more approved asset allocation programs). We will consider any amount that you deposit in excess of the amount withdrawn to be an Additional Investment. If the amount of the assets you deposit do not equal the amount of the withdrawal, we will only cancel the portion of the withdrawal equal to the assets deposited.

================================================================================
                               YOUR BENEFIT BASE
================================================================================

Your Benefit Base is one of the factors we use to calculate your Annual Income Withdrawal Limit and your Monthly Benefit.


         NOTE: YOUR BENEFIT BASE IS NOT A CASH VALUE AND IS NOT AVAILABLE TO YOU. WHILE THE BENEFIT BASE IS, IN PART, BASED UPON YOUR DESIGNATED ACCOUNT VALUE, THE BENEFIT BASE IS NOT A GUARANTEE OF ANY DESIGNATED ACCOUNT VALUE.

We calculate your Benefit Base at different times under your Certificate, but at all times we use values as of the Market Close of the applicable day.


         NOTE: EXCESS WITHDRAWALS REDUCE YOUR BENEFIT BASE AS DESCRIBED BELOW, WHICH, IN TURN, MAY REDUCE THE ANNUAL INCOME WITHDRAWAL LIMIT AND THE MONTHLY BENEFIT, AND THEREFORE REDUCE OR EVEN ELIMINATE YOUR CERTIFICATE'S GUARANTEE.


INITIAL BENEFIT BASE. When you purchase the Certificate, we set your initial Benefit Base to equal your Designated Account Value on the Certificate Date.


BENEFIT BASE BEFORE THE WITHDRAWAL START DATE. After the Certificate Date and before the Withdrawal Start Date, we recalculate your Benefit Base on each Certificate Anniversary and on each Business Day on which you make an Additional Investment. Your Benefit Base is equal to the GREATEST of:


1.   your Designated Account Value on that Certificate Anniversary or Business
     Day;

2. your MAXIMUM ANNIVERSARY VALUE on that Certificate Anniversary or Business Day, which we calculate as follows:

     o On the Certificate Date, your Maximum Anniversary Value is equal to your Designated Account Value on that date.

     o On each Certificate Anniversary, we recalculate your Maximum Anniversary Value to equal:


          1. the GREATER of (i) the prior Maximum Anniversary Value; or (ii) your Designated Account Value on that Certificate Anniversary; PLUS


          2. the value of any Additional Investment made on that Certificate Anniversary.

     o On any Business Day on which you make an Additional Investment, we will increase your Maximum Anniversary Value by the value of the Additional Investment.

     3. if offered under your Certificate, your MINIMUM VALUE on that Certificate Anniversary or Business Day, which is equal to the LESSER of:

          a)   the MINIMUM ROLL-UP VALUE, which we calculate as follows:

               i) On the Certificate Date, your Minimum Roll-up Value is equal to your Designated Account Value on that date.

               ii) On each Certificate Anniversary, we recalculate your Minimum Roll-up Value to equal:

                    >> the Minimum Roll-up Value on the prior Certificate Anniversary, increased by 5%; PLUS ----

                    >> the sum of the ADDITIONAL INVESTMENT ROLL-UP VALUES for all Additional Investments (if any) made during the just-completed Certificate Year. The Additional Investment Roll-up Value for each Additional Investment equals:

                          I multiplied by (1 plus J)(K divided by L), where:

                              I  =  the value of the Additional Investment.

                              J  =  5.0%.


                              K  =  the number of calendar days after and
                                    including the day you made the Additional
                                    Investment but before the Certificate
                                    Anniversary.


                              L  =  the number of calendar days in the current
                                    Certificate Year.

               iii) On any Business Day on which you make an Additional
                    Investment, we will increase your Minimum Roll-up Value by the value of the Additional Investment.

              OR

              b) the MINIMUM VALUE CAP, which we calculate as follows:

                     i) On the Certificate Date, your Minimum Value Cap is equal to your Designated Account Value on that date MULTIPLIED BY 200%.

                     ii) On each Certificate Anniversary and on any Business Day on which you make an Additional Investment, we recalculate your Minimum Value Cap to equal:

                    >>   the prior Minimum Value Cap; PLUS


                    >> before and including the first Certificate Anniversary, the value of any Additional Investments made on that day multiplied by 200% OR after the first Certificate Anniversary, the value of any Additional Investments made on that day.


In addition, on the third Certificate Anniversary following any Additional Investment you make after the first Certificate Anniversary, we also will increase your Minimum Value Cap by the value of that Additional

                           Investment (in addition to the prior increase we made on the Business Day you made the Additional Investment).


          NOTE: PLEASE ASK YOUR PROGRAM SPONSOR REPRESENTATIVE WHETHER THE
                MINIMUM VALUE IS OFFERED UNDER YOUR CERTIFICATE.


* EXAMPLE 4: HOW WE CALCULATE THE MAXIMUM ANNIVERSARY VALUE. Assume:


     o    On the Certificate Date, the Designated Account Value is $150,000.

     o The Maximum Anniversary Value on the Certificate Date is therefore $150,000.

     o On the first Certificate Anniversary, the Designated Account Value has increased to $165,000.

     o A $25,000 Additional Investment is made on the first Certificate Anniversary.


The new Maximum Anniversary Value on the first Certificate Anniversary is $190,000.

     o We calculate this amount as: (a) the greater of the prior Maximum Anniversary Value ($150,000) or the current Designated Account Value ($165,000); plus (b) the value of any Additional Investment made on the Certificate Anniversary ($25,000). $165,000 + $25,000 = $190,000.

     o Assume that two MONTHS LATER, A $15,000 ADDITIONAL INVESTMENT IS MADE. We will increase the current Maximum Anniversary Value by the amount of the Additional Investment. The new Maximum Anniversary Value is $205,000 ($190,000 + $15,000).

     * EXAMPLE 5: HOW WE CALCULATE THE MINIMUM VALUE. Assume:


     o On the Certificate Date (January 1), the Designated Account Value is $150,000.


     o    The Minimum Roll-up Value on the Certificate Date is therefore
          $150,000.

     o The Minimum Value Cap on the Certificate Date is therefore $300,000 ($150,000 x 200%).

     o    On March 1, there is a $40,000 Additional Investment.

     o    There are 365 calendar days in the current Certificate Year.

On March 1 (the Business Day the first Additional Investment is made), the new Minimum Value is $190,000. We calculate this amount as the lesser of the Minimum Roll-up Value or the Minimum Value Cap:

     1. We calculate the Minimum Roll-up Value by increasing the Minimum Roll-up Value by the amount of the Additional Investment. Thus, the new Minimum Roll-up Value is $190,000 ($150,000 + $40,000).

     2.   We calculate the Minimum Value Cap as:

          |X|  the prior Minimum Value Cap ($300,000), plus

          |X| the $40,000 Additional Investment multiplied by 200% ($40,000 x 200% = $80,000)

          |X|  Thus, the new Minimum Value Cap is $380,000 ($300,000 + $80,000).

     The Minimum Value on the first Certificate Anniversary is increased to $199,170.06. We calculate this amount as the lesser of the Minimum Roll-up Value or the Minimum Value Cap:

1. We calculate the Minimum Roll-up Value as:

          |X| the Minimum Roll-up Value on the prior Certificate Anniversary ($150,000) increased by 5% ($150,000 * (1.05) = $157,500), plus

          |X| the sum of the Additional Investment Roll-up Values for all Additional Investments made during the just-completed Certificate Year. Using the above formula, this equals:

                                    $40,000 * (1 + .05)(306/365) = $41,670.06

          |X| Thus, the Minimum Roll-up Value on the Certificate Anniversary equals $157,500 + $41,670.06 = $199,170.06.

2. The Minimum Value Cap equals the prior Minimum Value Cap of $380,000, and thus remains unchanged.

ASSUME A $30,000 ADDITIONAL INVESTMENT IS MADE ON JULY 1 OF THE NEXT CERTIFICATE YEAR. The new Minimum Value is $229,170.06. We calculate this amount as the lesser of the Minimum Roll-up Value or the Minimum Value Cap:

     1. We calculate the Minimum Roll-up Value by increasing the Minimum Roll-up Value by the amount of the Additional Investment. Thus, the new Minimum Roll-up Value is $229,170.06 ($199,170.06 + $30,000).

     2.   We calculate the Minimum Value Cap as:

          |X|  the prior Minimum Value Cap ($380,000), plus

          |X|  the $30,000 Additional Investment

          |X|  Thus, the new Minimum Value Cap is $410,000 ($380,000 + $30,000).

              NOTE THAT ON THE THIRD CERTIFICATE ANNIVERSARY FOLLOWING THE JULY 1 ADDITIONAL INVESTMENT, WE WILL AGAIN INCREASE THE MINIMUM VALUE CAP BY $30,000 - THE VALUE OF THE ADDITIONAL INVESTMENT - BECAUSE THE ADDITIONAL INVESTMENT WAS MADE AFTER THE FIRST CERTIFICATE ANNIVERSARY.


BENEFIT BASE ON THE WITHDRAWAL START DATE. On the Withdrawal Start Date, we determine your Benefit Base as follows.


o If you did not take an Excess Withdrawal on the Withdrawal Start Date, your Benefit Base is the Benefit Base that we last calculated plus the value of any Additional Investment you made on the Withdrawal Start Date.

o If you DID take an Excess Withdrawal on the Withdrawal Start Date, we will calculate your Benefit Base as follows:

a.   the Benefit Base that we last calculated; PLUS

b. the value of any Additional Investment you made on the Withdrawal Start Date; MINUS

c. the pro rata reduction for any Excess Withdrawal you took on the Withdrawal Start Date, which equals:

     (i) the amount of the Excess Withdrawal taken on the Withdrawal Start Date; DIVIDED BY

     (ii) your Designated Account Value on the Withdrawal Start Date; MULTIPLIED BY

     (iii) your Benefit Base last computed.

NOTE: EXCESS WITHDRAWALS COULD REDUCE YOUR BENEFIT BASE BY SUBSTANTIALLY MORE THAN THE ACTUAL AMOUNT OF THE WITHDRAWAL.


* EXAMPLE 6: HOW WE CALCULATE YOUR BENEFIT BASE IF YOU TAKE AN EXCESS WITHDRAWAL ON THE WITHDRAWAL START DATE. Assume:


1.            The Benefit Base last computed was $240,000.


2. On the Withdrawal Start Date, the Designated Account Value is $100,000, no Additional Investments have been made, and there is only one Annuitant under the Certificate who is age 65.

3. On the Withdrawal Start Date, an Excess Withdrawal of $1,000 is made.

         On the Withdrawal Start Date, the new Benefit Base following the Excess Withdrawal is $237,600. We calculate this amount as:

>> The Benefit Base last computed ($240,000) plus the value of any Additional Investment made on the Withdrawal Start Date
                  (none) minus the pro rata reduction for the Excess Withdrawal taken on the Withdrawal Start Date.


                  The pro rata reduction is equal to the Excess Withdrawal ($1,000) divided by the Designated Account Value ($100,000) multiplied by the Benefit Base last computed ($240,000). $1,000 / $100,000 x $240,000 = $2400.

                  The new Benefit Base is therefore $240,000 + 0 - $2400 = $237,600.

         NOTE THAT THE EXCESS WITHDRAWAL WAS $1,000, BUT THE REDUCTION IN THE BENEFIT BASE WAS $2,400 (MORE THAN TWICE THE AMOUNT OF THE EXCESS WITHDRAWAL).

BENEFIT BASE AFTER THE WITHDRAWAL START DATE AND BEFORE THE BENEFIT DETERMINATION DATE.
During this period, we recalculate your Benefit Base on each Certificate Anniversary and on any Business Day on which you make an Additional Investment or take an Excess Withdrawal.

         NOTE: HOW WE CALCULATE YOUR BENEFIT BASE AFTER THE WITHDRAWAL START DATE DEPENDS IN PART ON WHETHER YOU HAVE SELECTED THE COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT FEATURE, WHICH IS AVAILABLE FOR A HIGHER INSURANCE CHARGE. YOU MAY NOT CANCEL THE COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT FEATURE AFTER WE ISSUE THE CERTIFICATE.


1)   On each Certificate Anniversary, we recalculate your Benefit Base to equal:

     a. your Interim Benefit Base for the current Certificate Anniversary (formulas are below); PLUS

     b. the value of any Additional Investment you made on the current Certificate Anniversary; MINUS

     c. a PRO RATA REDUCTION for any Excess Withdrawal you took on the current Certificate Anniversary. A pro rata reduction is equal to:

          (i) the amount of the Excess Withdrawal taken on the current Certificate Anniversary; DIVIDED BY

          (ii) your Designated Account Value on the current Certificate Anniversary; MULTIPLIED BY

          (iii) your Benefit Base last computed.

              NOTE: EXCESS WITHDRAWALS COULD REDUCE YOUR BENEFIT BASE BY
                    SUBSTANTIALLY MORE THAN THE ACTUAL AMOUNT OF THE WITHDRAWAL.

We calculate your INTERIM BENEFIT BASE as follows:


IF YOU HAVE NOT ELECTED THE COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT FEATURE:




If your Benefit Base last computed MULTIPLIED BY the Annual Income Percentage applicable on the last Certificate Anniversary is:


(1) GREATER THAN OR EQUAL TO your Designated Account Value on the current Certificate Anniversary MULTIPLIED BY the Annual Income Percentage based upon the Annuitant's Age (or if Joint Annuitants are named, the younger Annuitant's Age) (described below)

     >>   then the Interim Benefit Base is your Benefit Base last computed.

(2) LESS THAN your Designated Account Value on the current Certificate Anniversary MULTIPLIED BY the Annual Income Percentage based upon the

          Annuitant's Age (or if Joint Annuitants are named, the younger Annuitant's Age) (described below)

               >> then the Interim Benefit Base is your Designated Account Value on the current Certificate Anniversary.

         NOTE: WE WILL DECREASE YOUR INTERIM BENEFIT BASE TO EQUAL YOUR CURRENT DESIGNATED ACCOUNT VALUE IF: (1) THE BENEFIT BASE IS GREATER THAN THE DESIGNATED ACCOUNT VALUE; (2) THERE IS AN INCREASE IN THE ANNUAL INCOME PERCENTAGE SINCE THE LAST CERTIFICATE ANNIVERSARY; AND (3) THERE IS AN INCREASE IN THE ANNUAL INCOME WITHDRAWAL LIMIT SINCE THE LAST CERTIFICATE ANNIVERSARY.

IF YOU HAVE SELECTED THE COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT FEATURE:

o If your Interim Benefit Base With Cost of Living Adjusted Withdrawal Benefit (described below) MULTIPLIED BY the Annual Income Percentage applicable on the last Certificate Anniversary:

     (1) is GREATER THAN OR EQUAL TO your Designated Account Value on the current Certificate Anniversary MULTIPLIED BY the Annual Income Percentage based upon the Annuitant's Age (or if Joint Annuitants are named, the younger Annuitant's Age) (described below)

          >> then the Interim Benefit Base is your Interim Benefit Base With Cost of Living Adjusted Withdrawal Benefit on the current Certificate Anniversary.

     (2) is LESS THAN your Designated Account Value on the current Certificate Anniversary MULTIPLIED BY the Annual Income Percentage based upon the Annuitant's Age (or if Joint Annuitants are named, the younger Annuitant's Age) (described below)

          >> then the Interim Benefit Base is your Designated Account Value on the current Certificate Anniversary.

         NOTE: WE WILL DECREASE YOUR INTERIM BENEFIT BASE TO EQUAL YOUR CURRENT DESIGNATED ACCOUNT VALUE IF: (1) THE BENEFIT BASE IS GREATER THAN THE DESIGNATED ACCOUNT VALUE; (2) THERE IS AN INCREASE IN THE ANNUAL INCOME PERCENTAGE SINCE THE LAST CERTIFICATE ANNIVERSARY; AND (3) THERE IS AN INCREASE IN THE ANNUAL INCOME WITHDRAWAL LIMIT SINCE THE LAST CERTIFICATE ANNIVERSARY.

          >>   The ANNUAL INCOME PERCENTAGE is as follows:


                                            Annual Income Percentage    Annual Income Percentage with
            Age of the Annuitant, or if      without Cost of Living        Cost of Living Adjusted
            Joint Annuitants, the Age of      Adjusted Withdrawal            Withdrawal Benefit
               the younger Annuitant                Benefit
           =============================== =========================== ================================
                      50 - 59                          4%                            3%
                      60 - 69                          5%                            4%
                      70 - 79                          6%                            5%
                        80 +                           7%                            6%

>> We calculate your INTERIM BENEFIT BASE WITH COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT as follows:


On the Withdrawal Start Date, your Interim Benefit Base with the Cost of Living Adjusted Withdrawal Benefit is equal to your Benefit Base on that date.

We recalculate your Interim Benefit Base with the Cost of Living Adjusted Withdrawal Benefit on each Certificate Anniversary. It is equal to:

     (B multiplied by (1 plus C)) plus D minus E, where:

          B = the Benefit Base on the prior Certificate Anniversary or, if applicable, on the Withdrawal Start Date.

          C  = 3.0%

          D = the sum of the Addition COLA Values (described below) for each Additional Investment made during the just completed Certificate Year.

          E  = the sum of the Pro Rata Reduction for any Excess Withdrawal
               COLA Values (described below) for each Excess Withdrawal made during the just completed Certificate Year.

          ADDITION COLA VALUE

          For each Additional Investment, we calculate the Addition COLA Value as follows:


               I multiplied by (1 plus J)(K divided by L), where:

                               I =  the value of the Additional Investment.

                               J =  3.0%


                               K =  the number of calendar days after and
                                    including the day you made the Additional
                                    Investment but before the Certificate
                                    Anniversary.


                               L = the number of calendar days in the current Certificate Year.

               PRO RATA REDUCTION FOR ANY EXCESS WITHDRAWAL COLA VALUE

                           For each Excess Withdrawal, we calculate the Pro Rata Reduction for any Excess Withdrawal COLA Value as follows:

               I multiplied by (1 plus J)(K divided by L), where:

          I  = the value of the pro rata reduction for the Excess Withdrawal
               (as described above).

          J  = 3.0%


          K = the number of calendar days after and including the day you made the Excess Withdrawal but before the Certificate Anniversary.


          L  = the number of calendar days in the current Certificate Year.



* EXAMPLE 7(A): HOW WE CALCULATE YOUR BENEFIT BASE IF YOU TAKE AN EXCESS WITHDRAWAL ON A CERTIFICATE ANNIVERSARY FOLLOWING THE WITHDRAWAL START DATE, AND YOU HAVE NOT ELECTED THE COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT FEATURE. Assume:


1.   The Benefit Base last computed was $240,000.

2.   On the prior Certificate Anniversary, the sole Annuitant was age 69.

3. On the current Certificate Anniversary, the Designated Account Value is $192,000, no Additional Investments have been made, and the Annuitant is age 70.


4. On the Certificate Anniversary, an Excess Withdrawal of $1,000 is made. No Excess Withdrawals were made during the just completed Certificate Year.



On the Certificate Anniversary, the new Benefit Base following the Excess Withdrawal is $238,750. We calculate this amount as:

>> The Interim Benefit Base plus the value of any Additional Investment made on the Certificate Anniversary (none) minus the pro rata reduction for the Excess Withdrawal taken on the Certificate Anniversary.

The Interim Benefit Base is equal to the Benefit Base last computed, or $240,000:


                      Because the Benefit Base last computed ($240,000) multiplied by the Annual Income Percentage on the last Certificate Anniversary (5% - when the Annuitant was age
                      69) is equal to $12,000, and because this amount is GREATER THAN the current Designated Account Value ($192,000) multiplied by the Annual Income Percentage based upon the Annuitant's Age (6% - because the Annuitant is now age 70), which is equal to $11,520.


The pro rata reduction is equal to the Excess Withdrawal ($1,000) divided by the current Designated Account Value ($192,000) multiplied by the Benefit Base last computed ($240,000). $1,000 / $192,000 x $240,000 = $1,250.

The new Benefit Base is therefore $240,000 + 0 - $1,250 = $238,750.

NOTE THAT THE EXCESS WITHDRAWAL WAS $1,000, BUT THE REDUCTION IN THE BENEFIT BASE WAS $1,250.


         * EXAMPLE 7(B): NOW ASSUME THAT THE COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT FEATURE WAS ELECTED, BUT ALL OTHER ASSUMPTIONS STATED ABOVE REMAIN THE SAME. NOTE THAT THIS MEANS THE ANNUAL INCOME PERCENTAGES ARE LOWER THAN IN THE PRECEDING EXAMPLE.

            On the Certificate Anniversary, the new Benefit Base following the Excess Withdrawal is $245,750. We calculate this amount as:

>> The Interim Benefit Base plus the value of any Additional Investment made on the Certificate Anniversary (none) minus the pro rata reduction for the Excess Withdrawal taken on the Certificate Anniversary.

                  The Interim Benefit Base is equal to the Interim Benefit Base With Cost of Living Adjusted Withdrawal Benefit on the current Certificate Anniversary, or $247,200.

                      Because the Interim Benefit Base With Cost of Living Adjusted Withdrawal Benefit ($247,200 - as calculated below) multiplied by the Annual Income Percentage on the last Certificate Anniversary (4% - when the Annuitant was age 69) is equal to $9,888, and because this amount is GREATER THAN the current Designated Account Value ($192,000) multiplied by the Annual Income Percentage based upon the Annuitant's Age (5% - because the Annuitant is now age 70), which is equal to $9,600.

                      The Interim Benefit Base With Cost of Living Adjusted Withdrawal Benefit is equal to the Benefit Base on the last Certificate Anniversary ($240,000) multiplied by 1.03 plus the sum of the Addition Cost of Living Adjusted Withdrawal Benefit for each Additional Investment made during the just completed Certificate Year (none) minus the sum of the Pro Rata Reduction for each Excess Withdrawal made during the just completed Certificate Year
                      (none). $240,000 x 1.03 + 0 - 0 = $247,200.

                  The pro rata reduction is equal to the Excess Withdrawal ($1,000) divided by the current Designated Account Value ($192,000) multiplied by the Benefit Base last computed ($240,000). $1,000 / $192,000 x $240,000 = $1,250.

The new Benefit Base is therefore $247,200 + 0 - $1,250 = $245,750.

                                      * * *

2) On each Business Day (other than a Certificate Anniversary) on which you make an Additional Investment or take an Excess Withdrawal, we also recalculate your Benefit Base to equal:

     a.   your Benefit Base last computed; PLUS

     b. the value of any Additional Investment you made on that Business Day; MINUS

     c. the pro rata reduction for any Excess Withdrawal you took on that Business Day, which equals:

          (i) the amount of the Excess Withdrawal taken on the current Business Day; DIVIDED BY

          (ii) your Designated Account Value on the current Business Day; MULTIPLIED BY

          (iii) your Benefit Base last computed.

          NOTE: EXCESS WITHDRAWALS COULD REDUCE YOUR BENEFIT BASE BY
               SUBSTANTIALLY MORE THAN THE ACTUAL AMOUNT OF THE WITHDRAWAL.


* EXAMPLE 8: HOW WE CALCULATE YOUR BENEFIT BASE IF YOU TAKE AN EXCESS WITHDRAWAL ON A BUSINESS DAY (OTHER THAN A CERTIFICATE ANNIVERSARY) FOLLOWING THE WITHDRAWAL START DATE. Assume:


1.   The Benefit Base last computed was $240,000.


2. On that Business Day, the Designated Account Value is $100,000. No Additional Investments are made.


3.   On that Business Day, an Excess Withdrawal of $3,000 is made.


On that Business Day, the new Benefit Base following the Excess Withdrawal is $232,800. We calculate this amount as:

>> The Benefit Base last computed ($240,000) plus the value of any Additional Investment made on that Business Day (none) minus the pro rata reduction for the Excess Withdrawal taken on that Business Day.


                  The pro rata reduction is equal to the Excess Withdrawal ($3,000) divided by the current Designated Account Value ($100,000) multiplied by the Benefit Base last computed ($240,000). $3,000 / $100,000 x $240,000 = $7,200.

          The new Benefit Base is therefore $240,000 + 0 - $7,200 = $232,800.

NOTE THAT THE EXCESS WITHDRAWAL WAS $3,000, BUT THE REDUCTION IN THE BENEFIT BASE WAS $7,200 (MORE THAN TWICE THE AMOUNT OF THE EXCESS WITHDRAWAL).

NOTE THAT THE COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT FEATURE DOES NOT CHANGE HOW WE CALCULATE YOUR BENEFIT BASE ON A BUSINESS DAY (OTHER THAN A CERTIFICATE ANNIVERSARY) ON WHICH YOU TAKE AN EXCESS WITHDRAWAL.

BENEFIT BASE ON AND AFTER THE BENEFIT DETERMINATION DATE. If you have not elected the Cost of Living Adjusted Withdrawal Benefit feature, your Benefit Base on the Benefit Determination

Date is the Benefit Base we last computed. Your Benefit Base will not change after the Benefit Determination Date.

If you have selected the Cost of Living Adjusted Withdrawal Benefit feature, your Benefit Base on the Benefit Determination Date is the Benefit Base we last computed. After the Benefit Determination Date, we will increase your Benefit Base on each Certificate Anniversary by 3.0%.


     * EXAMPLE 9: HOW WE CALCULATE YOUR BENEFIT BASE ON AND AFTER THE BENEFIT DETERMINATION DATE. Assume:

1. The Benefit Base last computed was $240,000.


2. The Cost of Living Adjusted Withdrawal Benefit feature was not elected.


        The Benefit Base on and after the Benefit Determination Date is equal to the Benefit Base last computed ($240,000). The Benefit Base will not change from this day forward.


NOW ASSUME THAT THE COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT FEATURE WAS ELECTED.


The Benefit Base on the Benefit Determination Date is equal to the Benefit Base last computed ($240,000). After the Benefit Determination Date, we will increase the Benefit Base on each Certificate Anniversary by 3.0%.

     o Therefore, on the first Certificate Anniversary following the Benefit Determination Date, the new Benefit Base will equal $247,200 = (3% x $240,000) + $240,000.

     o On the second Certificate Anniversary following the Benefit Determination Date, the new Benefit Base will equal $254,616 =
              (3% x $247,200) + $247,200.

     o This will continue on each Certificate Anniversary until the death of the Annuitant (and, if applicable, the Joint Annuitant).


BENEFIT BASE UPON PURCHASE OF AN OPTIONAL FIXED ANNUITY. If you elect to purchase an Optional Fixed Annuity, we will permanently reduce your Benefit Base to zero and you will never receive the Monthly Benefit.


BENEFIT BASE UPON REINSTATEMENT. If you reinstate a previously terminated Certificate, we will reset your Benefit Base to equal your Designated Account Value as of the date the reinstatement is effective. Following the reinstatement, we will determine your Benefit Base as described above. In addition, if applicable, we will reset your Maximum Anniversary Value and Minimum Value (if offered under your Certificate) to equal your Designated Account Value as of the date the reinstatement is effective.

================================================================================
                               THE MONTHLY BENEFIT
================================================================================
We will make payments of the Monthly Benefit over the life of the Annuitant (or lives of the Joint Annuitants, as applicable) in the event your Designated Account Value is reduced to zero at any time while the Certificate is in effect (for any reason other than due to a withdrawal that includes an Excess Withdrawal).


         NOTE: IN ORDER TO RECEIVE THE MAXIMUM POTENTIAL MONTHLY BENEFIT UNDER YOUR CERTIFICATE, YOU MUST COMPLY WITH THE TERMS OF YOUR CERTIFICATE FOR TAKING WITHDRAWALS FROM YOUR DESIGNATED ACCOUNT AND IN ALLOCATING YOUR DESIGNATED ACCOUNT VALUE. PLEASE SEE THE "WITHDRAWALS" SECTION AND THE "DESIGNATED ACCOUNT" SECTION.


BENEFIT DETERMINATION DATE AND BENEFIT START DATE. The Benefit Determination Date is the date your Designated Account Value is reduced to zero for any reason other than due to a withdrawal that includes an Excess Withdrawal.

On the Benefit Determination Date, we will determine the Benefit Start Date, which is the day we begin paying the Monthly Benefit. We determine the month in which the Benefit Start Date will occur. We calculate the difference between the Annual Income Withdrawal Limit and the amount of withdrawals taken during that Certificate Year, divided by the Monthly Benefit (in all cases rounded up to the next whole number). This is the number of months by which the Benefit Start Date will precede the next Certificate Anniversary. If this results in a month that precedes the Benefit Determination Date, then the Benefit Start Date will be in the month following the Benefit Determination Date. The Benefit Start Date is the same day of the month as the Certificate Date, and if that day is not a Business Day, the next Business Day.




THERE CAN BE A DELAY OF UP TO 11 MONTHS BETWEEN THE BENEFIT DETERMINATION DATE (AT WHICH THE DESIGNATED ACCOUNT VALUE IS REDUCED TO ZERO) AND THE BENEFIT START DATE (THE DATE MONTHLY BENEFIT PAYMENTS BEGIN). This can occur if you take withdrawals early in the Certificate Year that "accelerate" payment of the Annual Income Withdrawal Limit. For example, suppose you take 40% of the Annual Income Withdrawal Limit as a single Income Withdrawal during the first month of the Certificate Year, and this withdrawal exhausts your Designated Account Value. You will then receive eight Monthly Benefit payments for that Certificate Year. These eight payments will start four months after the start of the Certificate Year on the Benefit Start Date, or at least three months after the Benefit Determination Date. However, you will have received more than the Annual Income Withdrawal Limit for that Certificate Year (namely, eight Monthly Benefit payments plus your single Income Withdrawal, which is equivalent to 4.8 Monthly Benefit payments).

         NOTE: IF ALL ANNUITANTS DIE DURING THIS DELAY, WE WILL NOT MAKE ANY MONTHLY BENEFIT PAYMENTS UNDER THE CERTIFICATE.

UNDER SOME CIRCUMSTANCES, YOU MAY NOT RECEIVE THE FULL ANNUAL INCOME WITHDRAWAL LIMIT DURING A CERTIFICATE YEAR THAT INCLUDES THE BENEFIT DETERMINATION DATE. This can occur to the extent that you delay taking any Income Withdrawals until late in the Certificate Year. For example, suppose you take no Income Withdrawals for the first six months of the Certificate Year. Suppose you then take 40% of the Annual Income Withdrawal Limit as a single Income Withdrawal during the seventh month of the Certificate Year, and this withdrawal exhausts your Designated Account Value. Because five full months remain in the Certificate Year, you will receive five Monthly Benefit payments rather than seven. You will have received less than the Annual Income Withdrawal Limit in the Certificate Year (namely, five Monthly Benefit payments plus your single Income Withdrawal, which is equivalent to 4.8 Monthly Benefit payments).


On the Benefit Determination Date, the Certificate provisions that do not apply to our obligations to pay the Monthly Benefit will terminate.


     *   EXAMPLE 10: HOW WE DETERMINE YOUR BENEFIT START DATE. Assume:


1.   The certificate anniversary falls on February 10th of each year.

2. The Annual Income Percentage on the date we last calculated the Annual Income Withdrawal Limit was 5%.

3.   The Annual Income Withdrawal Limit for the Certificate Year is $12,000.

4. No Excess Withdrawals and no Additional Investments are made during the Certificate Year.

5. Income Withdrawals in the amount of $1,000 are taken on February 10th, March 10th, and April 10th, and a final Income Withdrawal of $100 is taken on May 10th. Following the last Income Withdrawal, the Designated Account Value is reduced to zero. On this date, the Benefit Base is $240,000.

     On the Benefit Determination Date of May 10th, we determine the month in which the Benefit Start Date will occur.

>> We calculate the difference between the Annual Income Withdrawal Limit ($12,000) and the amount of withdrawals taken during the Certificate Year ($3,100). $12,000 - $3,100 = $8,900.

>>   We then divide this amount by the Monthly Benefit .$8,900 / $1,000 = 8.9.

>> As described below, the Monthly Benefit is equal to the Benefit Base on the Benefit Determination Date ($240,000) multiplied by the Annual Income Percentage used in calculating the last Annual Income Withdrawal Limit (5%) divided by 12. $240,000 x 5% / 12 = $1,000.

>> Thus, taking the number 8.9 and rounding it up to the next whole number, which is 9, this is the number of months by which the Benefit Start Date will precede the next Certificate anniversary. Nine months before the next Certificate anniversary is May 10th. However, because the Benefit Start Date must be at least one month after the Benefit Determination Date (which is May 10th), the Benefit Start Date is one month later - June 10th of that year.

MONTHLY BENEFIT. We pay the Monthly Benefit beginning on the Benefit Start Date and on each Benefit Payment Date for as long as the Annuitant is living. If Joint Annuitants are living on the Benefit Determination Date, we will pay the Monthly Benefit until the date of death of the last survivor.

         NOTE: THE CERTIFICATE WILL ONLY BE IN FORCE DURING THE ANNUITANT'S LIFETIME (AND, IF APPLICABLE, THE JOINT ANNUITANT'S LIFETIME). IF YOUR DESIGNATED ACCOUNT VALUE DOES NOT REDUCE TO ZERO WHILE THE ANNUITANT(S) IS ALIVE, YOU WILL NEVER RECEIVE THE MONTHLY BENEFIT.

                  IF YOUR DESIGNATED ACCOUNT VALUE IS NOT REDUCED TO ZERO BY THE MATURITY DATE, YOU WILL NEVER RECEIVE THE MONTHLY BENEFIT (ALTHOUGH YOU CAN ELECT TO APPLY ALL OF YOUR DESIGNATED ACCOUNT VALUE TO PURCHASE THE OPTIONAL FIXED ANNUITY OPTION A ON THE MATURITY DATE).

We will make payments of the Monthly Benefit to you, or to the person or entity that you designate. Upon your request, we may make Monthly Benefit payments directly to your Designated Account.

The Monthly Benefit is equal to your Benefit Base on the Benefit Determination Date MULTIPLIED by the Annual Income Percentage used in calculating the last Annual Income Withdrawal Limit DIVIDED by 12.

If you have selected the Cost of Living Adjusted Withdrawal Benefit feature (available for a higher Insurance Charge), we will increase your Benefit Base on each Certificate Anniversary following the Withdrawal Start Date by 3.0%, and therefore your Monthly Benefit will increase each Certificate Year.

     NOTE: IN THE CASE OF JOINT ANNUITANTS, IF THE YOUNGER IS THE FIRST TO DIE, THE ANNUAL INCOME PERCENTAGE USED FOR THE INCOME PAYMENT WE CALCULATE ON THE NEXT BENEFIT PAYMENT DATE WILL BE BASED UPON THE AGE OF THE SURVIVOR AS OF THE BENEFIT PAYMENT DATE, AS FOLLOWS:

                                              Annual Income Percentage    Annual Income Percentage
     Age of the Annuitant, or if Joint         without Cost of Living       with Cost of Living
    Annuitants, the Age of the younger          Adjusted Withdrawal         Adjusted Withdrawal
                 Annuitant                            Benefit                     Benefit
============================================ =========================== ===========================
                  50 - 59                                4%                          3%
                  60 - 69                                5%                          4%
                  70 - 79                                6%                          5%


                                        48


                   80 +                                  7%                          6%

               WE WILL CALCULATE ALL FUTURE INCOME PAYMENTS BASED ON THE ANNUAL INCOME PERCENTAGE USED IN CALCULATING THE FIRST BENEFIT PAYMENT FOLLOWING THE DATE OF DEATH.

* EXAMPLE 11 - HOW WE CALCULATE THE MONTHLY BENEFIT. Assume:

1. The Designated Account Value is reduced to zero (other than due to an Excess Withdrawal).

2.   The Benefit Base on that date (the Benefit Determination Date) is $200,000.


3. There is only one Annuitant under the Certificate who was age 60 on the date we last calculated the Annual Income Withdrawal Limit.

4.   The Cost of Living Adjusted Withdrawal Benefit feature was not elected.

     The Monthly Benefit would be $833.33 ($10,000 per year) for the life of the Annuitant.

o We calculate the Monthly Benefit by multiplying the Benefit Base on the Benefit Determination Date ($200,000) by the Annual Income Percentage used in calculating the last Annual Income Withdrawal Limit DIVIDED by 12. $200,000 x 5% = $10,000 / 12 = $833.33.

     ASSUME INSTEAD THAT THE COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT FEATURE WAS ELECTED. We would increase the Benefit Base on each Certificate Anniversary by 3%. This would impact the Monthly Benefit as follows:

o On the first Certificate Anniversary following the Benefit Payment Date, the new Benefit Base would be $206,000 ($200,000 x 1.03), and thus the new Monthly Benefit would be $686.67 ($206,000 x 4% / 12). NOTE THAT THE ANNUAL INCOME PERCENTAGE IS LOWER IF THE COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT FEATURE IS ELECTED.

o On the second Certificate Anniversary following the Benefit Payment Date, the new Benefit Base would be $212,180 ($206,000 x 1.03), and thus the new Monthly Benefit would be $707.27 ($212,180 x 4% / 12).


o This would continue on each Certificate Anniversary until the death of the Annuitant.

VALUATION OF CERTAIN DESIGNATED ACCOUNT ASSETS. If your Designated Account Value has not reached zero, but only holds securities that cannot be valued, we reserve the right to assign a value of $0 to your Designated Account for purposes of the Certificate.


CLOSING OF YOUR DESIGNATED ACCOUNT. If your Designated Account Value is reduced to zero due to an Excess Withdrawal, your Designated Account will remain open (with a $0 balance) until the last day of the calendar quarter following the calendar quarter when your Designated

Account Value first reduced to zero, at which time your Designated Account will be closed and your investment advisory agreement with the Program Sponsor will terminate.



If your Designated Account Value is reduced to zero for any reason other than due to an Excess Withdrawal, your Designated Account may remain open and upon your request we may make Monthly Benefit payments directly to your Designated Account.

================================================================================
                             OPTIONAL FIXED ANNUITY
================================================================================
You may elect to apply all of your Designated Account Value to purchase an Optional Fixed Annuity by terminating your Designated Account (and therefore, your investment advisory agreement with your Program Sponsor), liquidating all of your Designated Account Value, and sending the proceeds along with a properly completed election form to our Customer Service Center. Under an Optional Fixed Annuity, we will make periodic Fixed Annuity Payments to you for the rest of the Annuitant's life (or the lives of the Joint Annuitants, as applicable). You may elect one of the following annuity Options:


OPTION A -          You will receive equal payments as long as the Annuitant is
INSTALLMENTS        living.
FOR
LIFE

OPTION B - JOINT    You will receive equal payments while both the Annuitant and
AND SURVIVOR        Joint Annuitant are still living.
ANNUITY




We will base your payments on purchase rates we currently declare at the time you elect one of the options, but in no event will we use rates less than those guaranteed in your Certificate.


After we receive your election at our Customer Service Center, we will begin making Fixed Annuity Payments on the date you select. We will make the Fixed Annuity Payments monthly, quarterly, semi-annually, or annually, as you request. We reserve the right to require that the Fixed Annuity Payments be in an amount no less than $1,000 and be made on a less frequent basis. We will send the Fixed Annuity Payments to you, or to the person or entity that you designate. Once you elect an Optional Fixed Annuity, you cannot change the annuity Option or the payment frequency selected.

         NOTE: ONCE YOU ELECT AN OPTIONAL FIXED ANNUITY, WE WILL REDUCE YOUR BENEFIT BASE TO ZERO AND YOU WILL NEVER RECEIVE THE MONTHLY BENEFIT. THE PAYMENTS YOU RECEIVE UNDER AN OPTIONAL FIXED ANNUITY ARE NOT THE SAME PAYMENTS YOU WOULD RECEIVE IF WE PAID YOU THE MONTHLY BENEFIT. YOU SHOULD CONSULT WITH YOUR PROGRAM SPONSOR REPRESENTATIVE BEFORE YOU DECIDE TO CLOSE YOUR DESIGNATED ACCOUNT AND PURCHASE AN OPTIONAL FIXED ANNUITY TO DETERMINE WHETHER THE DECISION TO DO SO IS APPROPRIATE FOR YOU.


If your Certificate is in effect on the Maturity Date, you may elect to apply all of your Designated Account Value to purchase Option A described above. If you do not elect to do so, we will terminate your Certificate.


On the effective date of your election of an Optional Fixed Annuity, the Certificate provisions that do not apply to our obligations to make Fixed Annuity Payments will terminate.

================================================================================
                                    DIVORCE
================================================================================
If there are joint owners of a Designated Account, Joint Certificate Owners, or Joint Annuitants and if such joint owners, Joint Certificate Owners, or Joint Annuitants divorce, you must immediately provide Notice to us of the divorce and any other information we may require. We will comply with applicable law or court order regarding the Certificate. If the applicable law or the court order divides the Designated Account, any payments of the Monthly Benefit, or any Fixed Annuity Payments under an Optional Fixed Annuity, we will issue one of the former spouses a new Certificate to reflect the division and a new Certificate schedule for the original Certificate to reflect the changes in the Certificate Owner and Annuitant. Following a divorce, the Certificate and any new Certificate issued must comply with our rules on who may be the Certificate Owner and who may be an Annuitant. We will remove any Joint Annuitant under the original Certificate, and we will begin assessing the annual Insurance Charge Rate applicable for a single Annuitant status Certificate beginning on the Due Date following the date we receive Notice of the divorce. In addition, we will base the Annual Income Percentage used in any calculations we make under the original Certificate following the date we receive Notice of the divorce on the Age of the remaining Annuitant. If there are withdrawals from the Designated Account in connection with the divorce, they will be treated as withdrawals under the original Certificate.

If a divorce of any Joint Certificate Owners or Joint Annuitants occurs before the Benefit Start Date or the effective date that you elect an Optional Fixed Annuity, and if one of the Certificate Owners or Annuitants dies before we receive Notice of the divorce, we will terminate your Certificate as of the date of the divorce to comply with the Federal Tax Code.

================================================================================
                             CERTIFICATE TERMINATION
================================================================================
We will terminate your Certificate upon the earliest of:

o The cancellation date, which is the later of: (a) the date you specify in a Notice to us requesting cancellation; or (b) the date we receive and accept such Notice at our Customer Service Center.


o If you have not paid the Total Certificate Charge when due, the date that the grace period for such charges has expired.


o The date that any Annuitant is no longer an owner of, or an individual with beneficial interest in, the Designated Account.


o The date that you transfer any portion of your Designated Account Value into investments that are not part of the currently approved asset allocation programs if, within 10 days of our written notice of the improper reallocation, you have not reallocated the entire Designated Account Value to currently approved asset allocation programs.


o If any portion of your Designated Account Value is allocated to an asset allocation program that we gave notice is no longer approved, the date we specified in such notice if, by such date, you have not reallocated that portion of the Designated Account Value into one or more asset allocation programs approved at such time.


o The date that you make an Excess Investment if, within 60 days of our notice that there was an Excess Investment, you did not withdraw the Excess Investment from your Designated Account.


o The date that your Designated Account Value is reduced to zero in connection with an Excess Withdrawal, even if your Benefit Base is greater than zero.


o The date you terminate your agreement with the Program Sponsor or otherwise close your Designated Account.

o The date of death of the Annuitant or, if applicable, the date of death of the last survivor of the Joint Annuitants before the Benefit Start Date or the effective date of the election of an Optional Fixed Annuity (so long as the Joint Annuitants are spouses (as recognized under the Federal Tax Code) at the time of the first to die). If the Joint Annuitants are not spouses under the Federal Tax Code at such time, we will terminate the Certificate upon the first to die of the Annuitant and Joint Annuitant.

o The date of death of the Annuitant or, if applicable, the date of death of the last survivor of the Joint Annuitants on or after the Benefit Start Date or the effective date of the election of an Optional Fixed Annuity.

o Following the divorce of any Joint Certificate Owners or Joint Annuitants before the Benefit Start Date or the effective date of the election of an Optional Fixed Annuity, the date of death of either Certificate Owner or Annuitant, if such death occurs before we receive Notice of the divorce.

o The Maturity Date, if you do not elect to apply all of your Designated Account Value to purchase the Optional Fixed Annuity Option A.


If we are currently paying you the Monthly Benefit or Fixed Annuity Payments, the Certificate provisions that do not apply to these payment obligations terminate on the Benefit Determination Date or the effective date of your election of the Optional Fixed Annuity.

     NOTE: UPON TERMINATION OF YOUR CERTIFICATE, OUR OBLIGATIONS TO YOU WILL
           CEASE (EXCEPT FOR ANY REFUND OF OVERPAID TOTAL CERTIFICATE CHARGES) AND YOUR CERTIFICATE'S GUARANTEE WILL TERMINATE WITHOUT VALUE. YOUR DESIGNATED ACCOUNT VALUE WILL REMAIN UNCHANGED.

RIGHT TO REINSTATE YOUR CERTIFICATE. During the 90-day period following the date of termination, you have a one-time right to reinstate your Certificate if it terminated due to your failure to pay the Total Certificate Charge. If we reinstate your Certificate, we will reset your Benefit Base and, if applicable, Maximum Anniversary Value and Minimum Value (if offered under your Certificate) to equal your Designated Account Value as of the date the reinstatement is effective. We also will reset the Annual Income Percentage based on the Age of the Annuitant (or if Joint Annuitants, the Age of the younger Annuitant) as of the date of reinstatement.

RIGHT TO APPLY FOR A NEW CERTIFICATE. If your Certificate is terminated for any reason, we generally will not accept an application from you for a new Certificate for at least 24 months following the date of termination. However, we will waive this waiting period if we terminated your Certificate within 30 days of your fifth Certificate Anniversary or within 30 days of any subsequent fifth year Certificate Anniversary. Any subsequent application will be subject to the availability of insurance for a new Certificate and our underwriting rules in effect at that time. In addition, we do not intend to carryover (that is, add) any investment you may have had in the Certificate you terminated to any new Certificate we might issue as a result of a subsequent application. SEE "TAXATION OF THE CERTIFICATE."

================================================================================
                                OTHER INFORMATION
================================================================================
ASSIGNMENT OF THE CERTIFICATE. You may not assign or transfer any ownership rights of your Certificate, including the right to any Monthly Benefit or Fixed Annuity Payment.

ERROR OR INCORRECT INFORMATION. Neither errors (whether by the Program Sponsor, an administrator, or us) in any information required to be provided to us regarding the Certificate, nor delays in updating such information in the records, will void any Certificate that otherwise would have been in effect. When an error is found or updated information has been given, we reserve the right to adjust, as applicable, the Insurance Charges, Administrative Charges, Benefit Base, Annual Income Withdrawal Limit, Maximum Anniversary Value, Minimum Value (if offered under your Certificate), Annual Income Percentage, Maturity Date, Monthly Benefit, and Fixed Annuity Payments for any Certificate based on the correct information.

ENTIRE CERTIFICATE. The Group Contract, the Certificate, the application, any endorsements, any amendments, and any riders together are the entire Group Contract and constitute the entire contract between you and us with respect to the rights and obligations described in your Certificate. All statements made to us by you or any Annuitant will be deemed representations and not warranties.


AGE OR GENDER. We may require proof of the Annuitant's and, if applicable, the Joint Annuitant's gender and Age as of any date. After the Benefit Determination Date or after the effective date you elect an Optional Fixed Annuity, we may require proof that the Annuitant, and if applicable the Joint Annuitant, is still living.


If the Age or gender of an Annuitant or Joint Annuitant is misstated, we will adjust as applicable the Insurance Charges, Benefit Base, Annual Income Withdrawal Limit, Maximum Anniversary Value, Minimum Value (if offered under your Certificate), Annual Income Percentage, Maturity Date, Monthly Benefit, and Fixed Annuity Payments calculated to such amount had the correct Age or gender been provided. If there is any change to the amounts payable by us we will correct the payments as follows:


o If there is any underpayment, we will pay the amount of the underpayment in one sum.

o If there is an overpayment, we will deduct the amount from the current or succeeding payment or payments due.

If, due to a misstatement of Age, we issue your Certificate before any Annuitant is age 50, after any Annuitant is age 80, or the difference in age between Annuitants is greater than 10 years, we will void your Certificate and return the Insurance Charges and the Administrative Charges paid.

ANNUAL REPORTS. We will send you a report at the end of each calendar year. The report will include the value of your Benefit Base, as well as any other information that the insurance supervisory official of the jurisdiction in which your Certificate is delivered may currently require.



NO DIVIDENDS ARE PAYABLE. The Certificate does not participate in our profits or surplus, and no dividends are payable.

CHANGES TO THE CERTIFICATE. Any changes to the Certificate must be in writing, signed by our President and our Secretary.

AMENDMENTS. We reserve the right to amend your Certificate, the Group Contract, and their riders and endorsements, in order to comply with changes in applicable law, or to retain the qualification of the Group Contract and the Certificate for treatment as an annuity, whether under state or federal law, including the following:


o    The Federal Tax Code;
o    Treasury regulations under the Federal Tax Code;
o    Internal Revenue Service Rulings; and
o    Any requirements imposed by the Internal Revenue Service.


Riders and endorsements added to comply with applicable tax law do not require your consent but are subject to regulatory approval. Any such changes will apply uniformly to all Certificates that are affected. We will provide you with written notice of such changes.


In all events, notwithstanding any other provision of the Group Contract or your Certificate, we will interpret and administer the Group Contract and the Certificate in accordance with the Federal Tax Code.


SENDING NOTICE TO US. Whenever Notice is required, please deliver it to us at our Customer Service Center. The Notice must be in a form acceptable to us. The address of our Customer Service Center is 5701 Golden Hills Drive, Minneapolis, MN 55416. Please include your Certificate number in all correspondence.

CONFORMITY WITH LAW. If any provision of the Certificate is contrary to any applicable law, such provision is considered amended to conform to such law.


YOUR RIGHT TO EXAMINE THE CERTIFICATE. Within twenty days after receiving your Certificate (or longer in certain states), if you are dissatisfied for any reason, you may return the Certificate to your agent or our Customer Service Center. We will void the Certificate and mail within 10 days of our receipt of the Certificate a refund of any Insurance and Administrative Charges paid.

================================================================================
            TAXATION OF THE CERTIFICATE (TO BE PROVIDED BY AMENDMENT)
================================================================================

================================================================================
                           DESCRIPTION OF THE COMPANY
================================================================================
The Company, a stock life insurance company, was originally named Securities Fund Annuities, Inc., and was incorporated on November 23, 1984 as a Florida domestic insurance company. Effective November 15, 1988, the name of the Company was changed to Templeton Funds Annuity Company. The Company was redomesticated to the state of Minnesota on December 15, 2006, and was acquired by Allianz Life Insurance Company of North America on April 1, 2007. The Company's name was changed to Allianz Life and Annuity Company effective May 11, 2007.

The Company's operations currently include variable annuity contracts. The Company is authorized to operate as a life insurance company in forty-four states and the District of Columbia. Its principal offices are located at 5701 Golden Hills Drive, Minneapolis, MN 55416, (800) 624-0197.

The Company is a wholly owned subsidiary of Allianz Life Insurance Company of North America and an indirect wholly owned subsidiary of Allianz SE (formerly, Allianz Aktiengesellschaft Holding). Allianz Life Insurance Company of North America is headquartered in Minnesota. Allianz SE is headquartered in Munich, Germany, and has subsidiaries throughout the world.

================================================================================
                        EXECUTIVE OFFICERS AND DIRECTORS
================================================================================
Our executive officers and directors are as follows:


   ------------------------------------- --------------- ------------------------------------------------------------
                   NAME                       AGE                                   TITLE
   ------------------------------------- --------------- ------------------------------------------------------------
   Gary C. Bhojwani                            39        Chief Executive Officer, President, and Director
   ------------------------------------- --------------- ------------------------------------------------------------
   Jill E. Paterson                            49        Chief Financial Officer and Director
   ------------------------------------- --------------- ------------------------------------------------------------
   Neil McKay                                  45        Vice President - Actuary and Director
   ------------------------------------- --------------- ------------------------------------------------------------
   Giulio Tezariol                            [ ]        Treasurer and Director
   ------------------------------------- --------------- ------------------------------------------------------------
   Cynthia Pevehouse                           49        Secretary and Directory
   ------------------------------------- --------------- ------------------------------------------------------------

Mr. Bhojwani has been Chief Executive Officer, President, and Director of the Company since [ ]. Mr. Bhojwani has also served as the Chief Executive Officer of Allianz Life Insurance Company of North America, an affiliate of the Company, since January 2007. He was President of Commercial Business of the Fireman's Fund Insurance Company from June 2004 to January 2007. Before that, Mr. Bhojwani was the President and Chief Executive Officer of Lincoln General Insurance Company from July 2002 to May 2004.

Ms. Paterson has been Chief Financial Officer and Director of the Company since [ ]. From October 2004 to [ ], she served as Executive Vice President, Chief Financial Officer, and [Director] of Fireman's Fund Insurance Company. From February 2003 to October 2004, she served as Senior Vice President and Controller of Fireman's Fund Insurance Company. Before that, Ms. Paterson served as the Chief Financial Officer for Allianz of Canada from March 1992 to January 2003. Ms. Paterson is associated with the Ontario Institute of Chartered Accountants. Ms. Paterson has also served as director of the following companies: American Automobile Insurance Company, Associated Indemnity Corporation, The American Insurance Company, Chicago Insurance Company, Crop Growers Corporation, Fireman's Fund Indemnity Corporation, Fireman Fund's Insurance Company of Hawaii, Fireman Fund's Insurance Company of Louisiana, Fireman Fund's Insurance Company of Missouri, Fireman Fund's Insurance Company of Nebraska, Fireman Fund's Insurance Company of Georgia, Fireman Fund's Insurance Company of Ohio, Interstate Indemnity Company, Interstate National Corporation, Jeffco Management Company, Jefferson Insurance Company, Midway Insurance Company of Illinois, National Surety Corporation, Monticello Insurance Company, Parkway Insurance Company, San Francisco Reinsurance Company, Vintage Insurance Company, Wm. H. McGee & Co., Inc.

Mr. McKay has been Vice President - Actuary and Director of the Company since [ ]. Mr. McKay has also served as Senior Vice President and Chief Actuary of Allianz Life Insurance Company of North America, an affiliate of the Company, since October 1999. He is a member of the Society of Actuaries and the American Academy of Actuaries.

Mr. Tezariol has been Treasurer and Director of the Company since [ ].


Ms. Pevehouse has been Secretary and Director of the Company since [ ]. From May 2006 to [ ], she served as Senior Vice President, General Counsel, Secretary, and [Director] of Fireman's Fund Insurance Company. From January 2006 to April 2006, she served as Vice President and Associate General Counsel of Fireman's Fund Insurance Company. Ms. Pevehouse also served as General Counsel and Secretary of Polycom, Inc. from January 2003 to August 2005. From January 2000 to December 2002, she served as General Counsel and Secretary for Ask Jeeves, Inc. Ms. Pevehouse has also served as director of the following companies:
American Automobile Insurance Company, Associated Indemnity Corporation, Crop Growers Corporation, Fireman's Fund Indemnity Corporation, Fireman Fund's Insurance Company of Georgia, Fireman Fund's Insurance Company of Hawaii, Fireman Fund's Insurance Company of Louisiana, Fireman Fund's Insurance Company of Missouri, Fireman Fund's Insurance Company of Ohio, San Francisco Reinsurance Company, The American Insurance Company, Vintage Insurance Company, Wm. H. McGee & Co., Inc.

No director or executive officer has been involved in any legal proceedings during the past five years that would be material to an evaluation of his or her ability or integrity as a director or officer.

================================================================================
              EXECUTIVE COMPENSATION (TO BE PROVIDED BY AMENDMENT)
================================================================================

===============================================================================
 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
                         (TO BE PROVIDED BY AMENDMENT)
===============================================================================

===============================================================================
    TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS
                         (TO BE PROVIDED BY AMENDMENT)
===============================================================================

===============================================================================
 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                    OPERATIONS (TO BE PROVIDED BY AMENDMENT)
================================================================================



================================================================================
         SELECTED FINANCIAL DATA


         RECENTLY ISSUED ACCOUNTING STANDARDS


         ACCOUNTING CHANGES


         CRITICAL ACCOUNTING ESTIMATES


         STATUTORY CAPITAL AND SURPLUS AND RISK-BASED CAPITAL


         GENERAL ACCOUNT


         SEPARATE ACCOUNTS


         DEBT AND EQUITY SECURITIES HELD IN GENERAL ACCOUNT


         LIQUIDITY AND CAPITAL RESOURCES


         CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS


         OFF-BALANCE SHEET ARRANGEMENTS


         REINSURANCE

===============================================================================
                    MARKET RISK (TO BE PROVIDED BY AMENDMENT)
================================================================================

================================================================================
                   LEGAL MATTERS (TO BE PROVIDED BY AMENDMENT)
===============================================================================

===============================================================================
                         DISTRIBUTION OF THE CERTIFICATE
================================================================================


================================================================================
Allianz Life Financial Services, LLC ("Allianz Financial"), a wholly owned subsidiary of Allianz Life Insurance Company of North America, serves as principal underwriter for the Certificate. Allianz Financial, a limited liability company organized in Minnesota, is located at 5701 Golden Hills Drive, Minneapolis, Minnesota, 55416. Allianz Financial is registered as a broker-dealer with the Commission under the Securities Exchange Act of 1934, as well as with the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority ("FINRA"). Allianz Financial is not a member of Securities Investors Protection Corporation. More information about Allianz Financial is available at http://www.finra.org or by calling 1-800-289-9999. You also can obtain an investor brochure from FINRA describing its Public Disclosure Program.

PLEASE SEE APPENDIX C FOR MORE INFORMATION ON ALLIANZ FINANCIAL'S PLAN OF DISTRIBUTION REGARDING THE CERTIFICATE.

===============================================================================
                      EXPERTS (TO BE PROVIDED BY AMENDMENT)
================================================================================

================================================================================
                                ANNUAL STATEMENTS
===============================================================================



We will send you a report at the end of each calendar year. The report will include the value of your Benefit Base, as well as any other any information that the insurance supervisory official of the jurisdiction in which your Certificate is delivered may currently require. For more information, please contact your Program Sponsor representative or call us at (800) 624-0197.

===============================================================================
               FINANCIAL STATEMENTS (TO BE PROVIDED BY AMENDMENT)
================================================================================



================================================================================

================================================================================
                                  APPENDIX A:
EXTENDED EXAMPLE - ASSUMING THE COST OF LIVING ADJUSTED WITHDRAWL BENEFIT IS NOT ELECTED
================================================================================


BEFORE THE WITHDRAWAL START DATE

Assume:

1.   The Minimum Value is offered under the Certificate.

2.   On the Certificate Date, the Designated Account Value is $250,000.

3.   There is a single Annuitant, age 59 on the Certificate Date.

4. On the Withdrawal Start Date (I.E., the date the first withdrawal is made), the Annuitant is age 66.

5. The Cost of Living Adjusted Withdrawal Benefit feature has not been elected.

6.   No Additional Investments are made.

7. The Designated Account Value is greater than zero (I.E., the Benefit Determination Date has not occurred).

The following chart illustrates the changes in certain Certificate values over 7 years, which are described in more detail below:




                                                                                        MAXIMUM
                                     DESIGNATED     MINIMUM VALUE                      ANNIVERSARY
   ANNIVERSARY          AGE        ACCOUNT VALUE        CAP         MINIMUM VALUE        VALUE        BENEFIT BASE
------------------ --------------- --------------- ---------------- --------------- ---------------- ---------------
------------------ --------------- --------------- ---------------- --------------- ---------------- ---------------
      Issue              59           250,000          250,000         500,000          250,000         250,000
        1                60           273,000          262,500         500,000          273,000         273,000
        2                61           268,000          275,625         500,000          273,000         275,625
        3                62           260,000          289,406         500,000          273,000         289,406
        4                63           288,000          303,877         500,000          288,000         303,877
        5                64           337,000          319,070         500,000          337,000         337,000
        6                65           400,000          335,024         500,000          400,000         400,000
        7                66           370,000          351,775         500,000          400,000         400,000

o ON THE CERTIFICATE DATE: both the Maximum Anniversary Value and the Minimum Value are established at the current Designated Account Value. The Minimum Value Cap is equal to $500,000 (200% x $250,000). The Certificate Owner could withdraw up to $10,000 (4% x $250,000) - the Annual Income Withdrawal Limit - during the Certificate Year without reducing or eliminating the Certificate's benefits.

                                            Annual Income Percentage
      Age of the Annuitant, or if Joint      without Cost of Living
     Annuitants, the Age of the younger       Adjusted Withdrawal
                 Annuitant                          Benefit

   ======================================= ===========================
                  50 - 59                              4%
                  60 - 69                              5%
                  70 - 79                              6%
                    80 +                               7%
o ON THE FIRST CERTIFICATE ANNIVERSARY: the Designated Account Value has grown to $273,000, which establishes a new Maximum Anniversary Value of $273,000. The Minimum Value has grown to $262,500 (1.05 x $250,000). Her
     Benefit Base is the largest of these, or $273,000. The Certificate Owner could withdraw up to the Annual Income Withdrawal Limit of $13,650 (5% x $273,000) during the Certificate Year without reducing or eliminating the Certificate's benefits.
o ON THE SECOND CERTIFICATE ANNIVERSARY: the Designated Account Value has fallen and the Maximum Anniversary Value is unchanged. The Minimum Value has grown to $275,625 (1.05 x $262,500). The Benefit Base is equal to the Minimum Value since the Minimum Value exceeds the Maximum Anniversary Value and the Designated Account Value.
o ON THE THIRD CERTIFICATE ANNIVERSARY: the Designated Account Value has again fallen and the Maximum Anniversary Value is unchanged. The Minimum Value has grown to $289,406 (1.05 x $275,625). The Benefit Base is equal to the Minimum Value since the Minimum Value exceeds the Maximum Anniversary Value and the Designated Account Value.



o ON THE FOURTH CERTIFICATE ANNIVERSARY: the Designated Account Value has grown to $288,000, which establishes a new Maximum Anniversary Value of $288,000. The Minimum Value has grown to $303,877 (1.05 x $289,406). The
     Benefit Base is the largest of these, or $303,877. The Certificate Owner could withdraw up to the Annual Income Withdrawal Limit of $15,194 (5% x $303,877) during the Certificate Year without reducing or eliminating the Certificate's benefits.


o ON THE FIFTH CERTIFICATE ANNIVERSARY: the Designated Account Value has grown again to $337,000, which establishes a new Maximum Anniversary Value of $337,000. The Minimum Value has grown to $319,070 (1.05 x $303,877). Her
     Benefit Base is the largest of these, or $337,000.
o ON THE SIXTH CERTIFICATE ANNIVERSARY: the Designated Account Value has grown to $400,000, which establishes a new Maximum Anniversary Value of $400,000. The Minimum Value has grown to $335,024 (1.05 x $319,070). The
     Benefit Base is the largest of these, or $400,000.


o ON THE SEVENTH CERTIFICATE ANNIVERSARY: the Designated Account Value has fallen to $370,000 and the Maximum Anniversary Value is unchanged ($400,000). The Minimum

     Value has grown to $351,775 (1.05 x $335,024). The Benefit Base is the largest of these, or $400,000.

ON AND AFTER THE WITHDRAWAL START DATE


On the seventh Certificate Anniversary, assume the Certificate Owner takes her first withdrawal and establishes the Withdrawal Start Date. She is now 66 years old and has an Annual Income Withdrawal Limit of $20,000 (5% x $400,000). As long as she never withdraws more than her Annual Income Withdrawal Limit in a given Certificate Year, her Annual Income Withdrawal Limit will not decrease (although it may increase), and if her Designated Account is reduced to zero (for any reason other than due to an Excess Withdrawal) she will receive a Monthly Benefit of at least $1666.67 ($20,000 annually).


The following chart illustrates further changes in certain Certificate values over the next several years, assuming the same assumptions and values in the previous example:


                                                                   Annual Income
   Anniversary                       Designated                       Withdrawal
                        Age        Account Value    Benefit Base        Limit
------------------ --------------- --------------- ---------------- ------------
        7                66           370,000          400,000          20,000
        8                67           387,000          400,000          20,000
        9                68           385,000          400,000          20,000
       10                69           405,000          405,000          20,250
       11                70           330,000          405,000          20,250
       12                71           335,000          405,000          20,250
       13                72           370,000          370,000          22,200
       14                73           396,000          396,000          23,760
       15                74           358,000          396,000          23,760

Note that because the Withdrawal Start Date has been established, we no longer calculate the Minimum Value or Maximum Anniversary Value.
o ON THE SEVENTH CERTIFICATE ANNIVERSARY: the Certificate Owner begins taking annual withdrawals during the Certificate Year in the amount of $20,000 (5% x $400,000).
o ON THE EIGHT CERTIFICATE ANNIVERSARY: her Designated Account Value has increased to $387,000; however this does not exceed her current Benefit Base. Her Benefit Base is unchanged at $400,000 and her Annual Income Withdrawal Limit is unchanged at $20,000.
o ON THE NINTH CERTIFICATE ANNIVERSARY: her Designated Account Value has fallen to $385,000. Her Benefit Base is unchanged at $400,000 and her Annual Income Withdrawal Limit is unchanged at $20,000.
o ON THE TENTH CERTIFICATE ANNIVERSARY: her Designated Account Value has increased to $405,000. This exceeds her current Benefit Base and so we increase her Benefit Base to $405,000. Her Annual Income Percentage is unchanged at 5% (she is currently 69) and we increase her Annual Income Withdrawal Limit to $20,250 (5% x $405,000).
o ON THE ELEVENTH CERTIFICATE ANNIVERSARY: her Designated Account Value has fallen to $330,000. She is now 70 years old and has entered a new Annual Income Percentage band. She will receive 6% of her Designated Account Value if this amount exceeds her current Annual Income Withdrawal Limit. Her current Annual Income Withdrawal Limit is $20,250.

     Her new Annual Income Percentage multiplied by her Designated Account Value is $19,800 (6% x $330,000), which does not exceed $20,250. Her Benefit Base is unchanged at $405,000 and her Annual Income Withdrawal Limit is unchanged at $20,250.
o ON THE TWELFTH CERTIFICATE ANNIVERSARY: her Designated Account Value has increased to $335,000. Again she will receive 6% of her Designated Account Value if this amount exceeds her current Annual Income Withdrawal Limit. Her current Annual Income Withdrawal Limit is $20,250. Her Annual Income Percentage multiplied by her Designated Account Value is $20,100 (6% x $335,000), which does not exceed $20,250. Her Benefit Base is unchanged at $405,000 and her Annual Income Withdrawal Limit is unchanged at $20,250.
o ON THE THIRTEENTH CERTIFICATE ANNIVERSARY: her Designated Account Value has increased to $370,000. Again, she will receive 6% of her Designated Account Value if this amount exceeds her current Annual Income Withdrawal Limit. Her current Annual Income Withdrawal Limit is $20,250. Her Annual Income Percentage multiplied by her Designated Account Value is $22,200 (6% x $370,000). Since this exceeds her previous Annual Income Withdrawal Limit, we set her Benefit Base to her Designated Account Value of $370,000, and we increase her Annual Income Withdrawal Limit to $22,200.
o ON THE FOURTEENTH CERTIFICATE ANNIVERSARY: her Designated Account Value has increased to $396,000. This exceeds her current Benefit Base and so we increase her Benefit Base to $396,000. Her Annual Income Percentage is unchanged at 6% (she is currently 73) and we increase her Annual Income Withdrawal Limit to $23,760 (6% x $396,000).
o ON THE FIFTEENTH CERTIFICATE ANNIVERSARY: her Designated Account Value has fallen to $358,000. Her Benefit Base is unchanged at $396,000 and her Annual Income Withdrawal Limit is unchanged at $23,760.

================================================================================
                                  APPENDIX B:
 EXTENDED EXAMPLE - ASSUMING THE COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT IS
                                    ELECTED
================================================================================

BEFORE THE WITHDRAWAL START DATE

Assume:

1. The Minimum Value is offered under the Certificate.

2. On the Certificate Date, the Designated Account Value is $250,000.

3. There is a single Annuitant, age 59 on the Certificate Date.

4. On the Withdrawal Start Date (I.E., the date the first withdrawal is made), the Annuitant is age 66.

5. The Cost of Living Adjusted Withdrawal Benefit feature has been elected.

6. No Additional Investments are made.

7. The Designated Account Value is greater than zero (I.E., the Benefit Determination Date has not occurred).

The following chart illustrates the changes in certain Certificate values over 7 years, which are described in more detail below:

                                                                                       MAXIMUM
                                     DESIGNATED     MINIMUM VALUE                      ANNIVERSARY
   ANNIVERSARY          AGE        ACCOUNT VALUE        CAP         MINIMUM VALUE        VALUE        BENEFIT BASE
------------------ --------------- --------------- ---------------- --------------- ---------------- ---------------
      Issue              59           250,000          250,000         500,000          250,000         250,000
        1                60           273,000          262,500         500,000          273,000         273,000
        2                61           268,000          275,625         500,000          273,000         275,625
        3                62           260,000          289,406         500,000          273,000         289,406
        4                63           288,000          303,877         500,000          288,000         303,877
        5                64           337,000          319,070         500,000          337,000         337,000
        6                65           400,000          335,024         500,000          400,000         400,000
        7                66           370,000          351,775         500,000          400,000         400,000

o ON THE CERTIFICATE DATE: both the Maximum Anniversary Value and the Minimum Value are established at the current Designated Account Value. The Minimum Value Cap is equal to $500,000 (200% x $250,000). The Certificate Owner could withdraw up to $7,500 (3% x $250,000) - the Annual Income Withdrawal Limit - during the Certificate Year without reducing or eliminating the Certificate's benefits.

      Age of the Annuitant, or if Joint    Annual Income Percentage with
     Annuitants, the Age of the younger       Cost of Living Adjusted
                 Annuitant                       Withdrawal Benefit
   ======================================= ===============================
   ======================================= ===============================
                  50 - 59                                3%
                  60 - 69                                4%
                  70 - 79                                5%
                    80 +                                 6%
o ON THE FIRST CERTIFICATE ANNIVERSARY: the Designated Account Value has grown to $273,000, which establishes a new Maximum Anniversary Value of $273,000. The Minimum Value has grown to $262,500 (1.05 x $250,000). Her
     Benefit Base is the largest of these, or $273,000. The Certificate Owner could withdraw up to the Annual Income Withdrawal Limit of $10,920 (4% x $273,000) during the Certificate Year without reducing or eliminating the Certificate's benefits.
o ON THE SECOND CERTIFICATE ANNIVERSARY: the Designated Account Value has fallen and the Maximum Anniversary Value is unchanged. The Minimum Value has grown to $275,625 (1.05 x $262,500). The Benefit Base is equal to the Minimum Value since the Minimum Value exceeds the Maximum Anniversary Value and the Designated Account Value.
o ON THE THIRD CERTIFICATE ANNIVERSARY: the Designated Account Value has again fallen and the Maximum Anniversary Value is unchanged. The Minimum Value has grown to $289,406 (1.05 x $275,625). The Benefit Base is equal to the Minimum Value since the Minimum Value exceeds the Maximum Anniversary Value and the Designated Account Value.
o ON THE FOURTH CERTIFICATE ANNIVERSARY: the Designated Account Value has grown to $288,000, which establishes a new Maximum Anniversary Value of $288,000. The Minimum Value has grown to $303,877 (1.05 x $289,406). The
     Benefit Base is the largest of these, or $303,877. The Certificate Owner could withdraw up to the Annual Income Withdrawal Limit of $12,155.08 (4% x $303,877) during the Certificate Year without reducing or eliminating the Certificate's benefits.
o ON THE FIFTH CERTIFICATE ANNIVERSARY: the Designated Account Value has grown again to $337,000, which establishes a new Maximum Anniversary Value of $337,000. The Minimum Value has grown to $319,070 (1.05 x $303,877). Her
     Benefit Base is the largest of these, or $337,000.
o ON THE SIXTH CERTIFICATE ANNIVERSARY: the Designated Account Value has grown to $400,000, which establishes a new Maximum Anniversary Value of $400,000. The Minimum Value has grown to $335,024 (1.05 x $319,070). The
     Benefit Base is the largest of these, or $400,000.
o ON THE SEVENTH CERTIFICATE ANNIVERSARY: the Designated Account Value has fallen to $370,000 and the Maximum Anniversary Value is unchanged ($400,000). The Minimum Value has grown to $351,775 (1.05 x $335,024). The
     Benefit Base is the largest of these, or $400,000.

ON AND AFTER THE WITHDRAWAL START DATE

On the seventh Certificate Anniversary, assume the Certificate Owner takes her first withdrawal and establishes the Withdrawal Start Date. She is now 66 years old and has an Annual Income Withdrawal Limit of $16,000 (4% x $400,000). As long as she never withdraws more than her Annual Income Withdrawal Limit in a given Certificate Year, her Annual Income Withdrawal Limit will not decrease (although it may increase), and if her Designated Account is reduced to zero (for any reason other than due to an Excess Withdrawal) she will receive a Monthly Benefit of at least $1333.33 ($16,000 annually).

The following chart illustrates further changes in certain Certificate values over the next several years, assuming the same assumptions and values in the previous example:

                                                                   Annual Income
                                     Designated                       Withdrawal
   Anniversary          Age        Account Value    Benefit Base        Limit
------------------ --------------- --------------- ---------------- ------------
        7                66           370,000          400,000          16,000
        8                67           387,000          412,000          16,480
        9                68           385,000          424,360          16,974
       10                69           405,000          437,091          17,484
       11                70           330,000          450,204          18,008
       12                71           335,000          463,710          18,548
       13                72           370,000          477,621          19,105
       14                73           396,000          396,000          19,800
       15                74           358,000          407,880          20,394

Note that because the Withdrawal Start Date has been established, we no longer calculate the Minimum Value or Maximum Anniversary Value. Also, because the Cost of Living Adjusted Withdrawal Benefit feature was elected, we will increase the Benefit Base by 3% each Certificate Anniversary.
o ON THE SEVENTH CERTIFICATE ANNIVERSARY: the Certificate Owner begins taking annual withdrawals during the Certificate Year in the amount of $16,000 (4% x $400,000).
o ON THE EIGHT CERTIFICATE ANNIVERSARY: her Designated Account Value has increased to $387,000; however this does not exceed her current Benefit Base. Her Benefit Base is increased by 3% to $412,000 and her Annual Income Withdrawal Limit is $16,480 (4% x $412,000).
o ON THE NINTH CERTIFICATE ANNIVERSARY: her Designated Account Value has fallen to $385,000. Her Benefit Base is increased by 3% to $424,360 and her Annual Income Withdrawal Limit is $16,974.40 (4% x $424,360).
o ON THE TENTH CERTIFICATE ANNIVERSARY: her Designated Account Value has increased to $405,000; however this does not exceed her current Benefit Base. Her Benefit Base is increased by 3% to $437,090.80 and her Annual Income Withdrawal Limit is $17,483.63 (4% x $437,090.80).

o ON THE ELEVENTH CERTIFICATE ANNIVERSARY: her Designated Account Value has fallen to $330,000. She is now 70 years old and has entered a new Annual Income Percentage band. She will receive 5% of her Designated Account Value if this amount exceeds her current Annual Income Withdrawal Limit. Her current Annual Income Withdrawal Limit is $18,008.14 (4% x $450,203.52) because her Benefit Base is increased by 3% to $450,203.52. Her new Annual Income Percentage multiplied by her Designated Account Value is $16,500 (5% x $330,000), which does not exceed $18,008.14. So her Benefit Base is $450,203.52 and her Annual Income Withdrawal Limit is $18,008.14.
o ON THE TWELFTH CERTIFICATE ANNIVERSARY: her Designated Account Value has increased to $335,000. Again, she will receive 5% of her Designated Account Value if this amount exceeds her current Annual Income Withdrawal Limit. Her current Annual Income Withdrawal Limit is $18,548.39 (4% x $463,709.63) because her Benefit Base is increased by 3% to $463,709.63. Her new Annual Income Percentage multiplied by her Designated Account Value is $16,750 (5% x $335,000), which does not exceed $18,548.39. So her Benefit Base is $463,709.63 and her Annual Income Withdrawal Limit is $18,548.39.
o ON THE THIRTEENTH CERTIFICATE ANNIVERSARY: her Designated Account Value has increased to $370,000. Again, she will receive 5% of her Designated Account Value if this amount exceeds her current Annual Income Withdrawal Limit. Her current Annual Income Withdrawal Limit is $19,104.84 (4% x $477,620.92) because her Benefit Base is increased by 3% to $477,620.92. Her new Annual Income Percentage multiplied by her Designated Account Value is $18,500 (5% x $370,000), which does not exceed $19,104.84. So her Benefit Base is $477,620.92 and her Annual Income Withdrawal Limit is $19,104.84.
o ON THE FOURTEENTH CERTIFICATE ANNIVERSARY: her Designated Account Value has increased to $396,000. Again, she will receive 5% of her Designated Account Value if this amount exceeds her current Annual Income Withdrawal Limit. Her current Annual Income Withdrawal Limit is $19,677.98 (4% x $491,949.55) because her Benefit Base is increased by 3% to $491,949.55. Her new Annual Income Percentage multiplied by her Designated Account Value is $19,800 (5% x $396,000), which exceeds $19,677.98. So her Benefit Base is $396,000 and her Annual Income Withdrawal Limit is $19,800.
o ON THE FIFTEENTH CERTIFICATE ANNIVERSARY: her Designated Account Value has fallen to $358,000. Her Benefit Base is increased by 3% to $407,880 and her Annual Income Withdrawal Limit is $20,394 (5% x $407,880).

================================================================================
                                   APPENDIX C:
                THE ASSET ALLOCATION PROGRAMS AND PROGRAM SPONSOR
================================================================================

[BROKER-DEALER XYZ]

This Appendix provides specific information regarding your asset allocation programs, the charges under your Certificate, and [Broker-Dealer XYZ] ("[XYZ]"), a registered broker-dealer and registered investment adviser. To keep your Certificate in force, you must continuously invest all of your Designated Account Value in one or more of the asset allocation programs listed in this Appendix or in other asset allocation programs offered by [XYZ] and approved by us.

WE ARE NOT AN INVESTMENT ADVISER, DO NOT PROVIDE INVESTMENT ADVICE IN CONNECTION WITH THE CERTIFICATE, DO NOT SELECT INVESTMENTS FOR THE ASSET ALLOCATION PROGRAMS, AND HAVE NO RESPONSIBILITY FOR THE ASSET ALLOCATION PROGRAMS. The asset allocation programs are offered by [XYZ] and not by us, and can be changed at the discretion of [XYZ]. We are not affiliated with [XYZ].

YOU SHOULD CONSULT WITH YOUR [XYZ] REPRESENTATIVE TO ASSIST YOU IN DETERMINING WHETHER THE APPROVED ASSET ALLOCATION PROGRAMS ARE SUITED FOR YOUR FINANCIAL NEEDS AND RISK TOLERANCE. For more detailed information regarding the approved asset allocation programs, please refer to [XYZ]'s Form ADV Part II, Schedule H.

To obtain a PROGRAM BROCHURE for any asset allocation program, PROSPECTUS for any fund, or FORM ADV for [XYZ], call (800) _______ or e-mail _______.

Group contract holder:                      [XYZ]

Program Sponsor:                            [XYZ]
                                                -

Investment Adviser to asset
allocation program (if different
from the Program
Sponsor):         N/A


Names of asset allocation
programs currently available:               Program 1: ABC Moderate
                                            Program 2: ABC Balanced
                                            Program 3: ABC Conservative
                                            Program 4: DEF Moderate
                                            Program 5: DEF Balanced
                                            Program 6: DEF Conservative

Description of asset allocation programs currently available:

                             PROGRAM 1: ABC Moderate

         Investment strategy:               Moderate

         Investment Categories:             8 funds, 16 sub advisors.  These funds represent the following investment categories:

                                            Large Cap Growth, Large Cap Value, Mid Cap Growth, Mid Cap Value, Small Cap Growth,Small
                                            Cap Value, International, Fixed Income

         Range of fund expenses
         (before fee waivers):              0.85-1.70%

         Minimum and maximum
         range of asset classes:            Equity 55%/65%;
                                            Fixed income 35/45%;
                                            Cash 0/0%

         Risk tolerance
         classification:                    Moderate

                             PROGRAM 2: ABC Balanced

         Investment strategy:               Balanced

         Investment Categories:             8 funds, 16 sub advisors.  These funds represent the following investment categories:

                                            Large Cap Growth, Large Cap Value, Mid Cap Growth, Mid Cap Value, Small Cap Growth,Small
                                            Cap Value, International, Fixed Income

         Range of fund expenses
         (before fee waivers):              0.85-1.70%

         Minimum and maximum
         range of asset classes:            Equity 35%/45%;
                                            Fixed income 55/65%;
                                            Cash 0/0%

         Risk tolerance
         classification:                    Balanced

                           PROGRAM 3: ABC Conservative

         Investment strategy:               Conservative

                                      C-2


         Investment Categories:             8 funds, 16 sub advisors.  These funds represent the following investment categories:

                                            Large Cap Growth, Large Cap Value, Mid Cap Growth, Mid Cap Value, Small Cap Growth,Small
                                            Cap Value, International, Fixed Income

         Range of fund expenses
         (before fee waivers):              0.85-1.70%

         Minimum and maximum
         range of asset classes:            Equity 75%/85%;
                                            Fixed income 15/25%;
                                            Cash 0/0%

         Risk tolerance
         classification:                    Conservative

                             PROGRAM 4: DEF Moderate

         Investment strategy:               Moderate

         Investment Categories:             12 funds, 48 sub advisors.  These funds represent the following investment categories:

                                            Large Cap Growth, Large Cap Value, Mid-cap Growth, Mid-Cap Value, Small Cap Growth,Small
                                            Cap Value, Large Cap International, REIT, Long-term Muni, Intermediate-term Muni,
                                            Short-term Muni, Tax Free Yield

         Range of fund expenses
         (before fee waivers):              0.10-2.75%

         Minimum and maximum
         range of asset classes:            Equity 55%/65%;
                                            Fixed income 30/40%;
                                            Cash 0/5%

         Risk tolerance
         classification:                    Moderate

                             PROGRAM 5: DEF Balanced

         Investment strategy:               Balanced

         Investment Categories:             12 funds, 48 sub advisors.  These funds represent the following investment categories:


                                      C-3


                                            Large Cap Growth, Large Cap Value, Mid-cap Growth, Mid-Cap Value, Small Cap Growth,Small
                                            Cap Value, Large Cap International, REIT, Long-term Muni, Intermediate-term Muni,
                                            Short-term Muni, Tax Free Yield

         Range of fund expenses
         (before fee waivers):              0.10-2.75%

         Minimum and maximum
         range of asset classes:            Equity 35%/45%;
                                            Fixed income 45/55%;
                                            Cash 5/10%

         Risk tolerance
         classification:                    Balanced

                           PROGRAM 6: DEF Conservative

         Investment strategy:               Conservative

         Investment Categories:             12 funds, 48 sub advisors.  These funds represent the following investment categories:

                                            Large Cap Growth, Large Cap Value, Mid-cap Growth, Mid-Cap Value, Small Cap Growth,Small
                                            Cap Value, Large Cap International, REIT, Long-term Muni, Intermediate-term Muni,
                                            Short-term Muni, Tax Free Yield

         Range of fund expenses
         (before fee waivers):              0.10-2.75%

         Minimum and maximum
         range of asset classes:            Equity 15%/25%;
                                            Fixed income 65/75%;
                                            Cash 10/15%

         Risk tolerance
         classification:                    Conservative

Current Insurance Charges as a percentage of your Benefit Base (on an annual basis):

         ---------------------------------- ---------------------------------------- --------------------------------------
                                                       SINGLE ANNUITANT                        JOINT ANNUITANTS
                                            ---------------------------------------- --------------------------------------
                                            ------------------- -------------------- ------------------- ------------------
                                             PROGRAM SPONSOR                          PROGRAM SPONSOR     PROGRAM SPONSOR
                                            FEES NOT DEDUCTED    PROGRAM SPONSOR     FEES NOT DEDUCTED     FEES DEDUCTED
                                             FROM DESIGNATED    FEES DEDUCTED FROM    FROM DESIGNATED     FROM DESIGNATED
                                                 ACCOUNT:       DESIGNATED ACCOUNT:       ACCOUNT:           ACCOUNT:
         ---------------------------------- ------------------- -------------------- ------------------- ------------------


                                      C-4



         ----------------- ---------------- ------------------- -------------------- ------------------- ------------------
         ALL PROGRAMS       With Cost of           N/A                 [ ]%                 N/A                [ ]%
                               Living
                              Adjusted
                             Withdrawal
                               Benefit
         ----------------- ---------------- ------------------- -------------------- ------------------- ------------------
         ALL PROGRAMS       With NO Cost           N/A                 1.00%                N/A                1.20%
                              of Living
                              Adjusted
                             Withdrawal
                               Benefit
         ----------------- ---------------- ------------------- -------------------- ------------------- ------------------

Program Sponsor fees (deducted quarterly as a percentage of Designated Account
Value):

         Program 1:        ____% (quarterly) Deducted from Designated Account
         Program 2:        ____% (quarterly) Deducted from Designated Account
         Program 3:        ____% (quarterly) Deducted from Designated Account
         Program 4:        ____% (quarterly) Deducted from Designated Account
         Program 5:        ____% (quarterly) Deducted from Designated Account
         Program 6:        ____% (quarterly) Deducted from Designated Account

* We will consider Program Sponsor fees deducted from your Designated Account in excess of 0.5% of your Designated Account Value per quarter to be a withdrawal under your Certificate.

Minimum permitted Designated
Account Value on the
Certificate Date:                           $100,000

Distribution                                arrangement: [Information on the
                                            plan of distribution, selling firms,
                                            and compensation arrangements to be
                                            provided by amendment.]


                                      C-5


PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                  Securities and Exchange Commission Registration Fee                            $__307.00_
                                                                                                  -----------------

                  Estimated Printing and Filing Costs:                                           $___________

                  Estimated Accounting Fees:                                                     $___________

                  Estimated Legal Fees:                                                          $___________

                  Estimated Miscellaneous Fees:                                                  $___________

ITEM 14.          INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The Bylaws of Allianz Life and Annuity Company provide:

ARTICLE XI. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   SECTION 1. RIGHT TO INDEMNIFICATION.

(a) Subject to the conditions of this Article and any conditions or limitations imposed by applicable law, the Corporation shall indemnify any employee, director or officer of the Corporation (an "Indemnified Person") who was, is, or in the sole opinion of the Corporation, may reasonably become a party to or otherwise involved in any Proceeding by reason of the fact that such Indemnified Person is or was: (i) a director of the Corporation; or
     (ii) acting in the course and scope of his or her duties as an officer or employee of the Corporation; or (iii) rendering Professional Services at the request of and for the benefit of the Corporation; or (iv) serving at the request of the Corporation as an officer, director, fiduciary or member of another corporation, association, committee, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Outside Organization").

(b) Notwithstanding the foregoing, no officer, director or employee shall be indemnified pursuant to these bylaws under the following circumstances: (i) in connection with a Proceeding initiated by such person, in his or her own personal capacity, unless such initiation was authorized by the Board of Directors; (ii) if a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful; (iii) for acts or omissions involving intentional misconduct or knowing and culpable violation of law;
     (iv) for acts or omissions that the Indemnified Person believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence of good faith on the part of the Indemnified Person; (v) for any transaction for which the Indemnified Person derived an improper personal benefit; (vi) for acts or omissions that show a reckless disregard for the Indemnified Person's duty to the Corporation or its shareholders in circumstances in which the Indemnified Person was aware or should have been aware, in the ordinary course of performing the Indemnified Person's duties, of the risk of serious injury to the Corporation or its shareholders; (vii) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Indemnified Person's duties to the Corporation or its shareholders; (viii) in circumstances where indemnification is prohibited by applicable law; (ix) in the case of service as an officer, director, fiduciary or member of an Outside Organization, where the Indemnified Person was aware or should have been aware that the conduct in question was outside the scope of the assignment as contemplated by the Corporation.

   SECTION 2. SCOPE OF INDEMNIFICATION:

   (a) Indemnification provided pursuant to Section 1(a)(iv) shall be secondary and subordinate to indemnification or insurance provided to an Indemnified Person by an Outside Organization or other source, if any.

   (b) Indemnification shall apply to all reasonable expenses, liability and losses, actually incurred or suffered by an Indemnified Person in connection with a Proceeding, including without limitation, attorneys' fees and any expenses of establishing a right to indemnification or advancement under this article, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and all interest, assessments and other charges paid or payable in connection with or in respect of such expense, liability and loss.

   (c) Such indemnification shall continue as to any Indemnified Person who has ceased to be an employee, director or officer of the Corporation and shall inure to the benefit of his or her heirs, estate, executors and administrators.

   SECTION 3. DEFINITIONS:

   (a) "Corporation" for the purpose of Article XI shall mean Allianz Life Insurance Company of North America and all of its subsidiaries.

   (b) "Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, investigative or otherwise, including actions by or in the right of the Corporation to procure a judgment in its favor.

   (c) "Professional Services" shall mean services rendered pursuant to (i) a professional actuarial designation, (ii) a license to engage in the practice of law issued by a State Bar Institution or (iii) a Certified Public Accountant designation issued by the American Institute of Certified Public Accountants.

ITEM 15.          RECENT SALES OF UNREGISTERED SECURITIES.

                  [NOT APPLICABLE.]

ITEM 16.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

         1.       (i) Underwriting Agreement. To be filed by amendment.

                  (ii) Distribution Agreement. To be filed by amendment.

         2.       Not applicable.


         3.       (i). Amended and Restated Articles of Incorporation.(1)
                  (ii). Amended and Restated Bylaws.(1)

         4.       (i). Group Annuity Contract.(1)
                  (ii) Group Annuity Certificate.(1)
                  (iii) Group Annuity Contract (COLA version).(1)
                  (iv) Group Annuity Certificate (COLA version).(1)
                  (v) Contract Minimum Value Rider.(1)
                  (vi) Certificate Minimum Value Rider.(1)
                  (vii) Master Application.(1)
                  (viii) Enrollment Application.(1)


         5.       Opinion re Legality. To be filed by amendment.

         8.       Opinion re Tax Matters. To be filed by amendment.

         9.       Not applicable.

         10.      Material Contracts. To be filed by amendment.

         11.      Not applicable.

         12.      Not applicable.

         15.      Not applicable.

         16.      Not applicable.

         21.      Not applicable.

         23.      Consents of Experts and Counsel. To be filed by amendment.


         24.      Powers of Attorney.(1)

         25. Not applicable.

         26. Not applicable.


          1 Incorporated herein by reference to the exhibits filed with the Form S-1 Registration Statement No. 333-144584 (filed July 13,
               2007).


(b)      Financial Statement Schedules

All required financial statement schedules are included in Part I of this registration statement.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes pursuant to Item 512 of Regulation S-K:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

         ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

         iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

         iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 19th day of November, 2007.


                        ALLIANZ LIFE AND ANNUITY COMPANY

                            By: /S/ GARY C. BHOJWANI*
                                Gary C. Bhojwani
                                Chief Executive Officer, President, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 19, 2007.

SIGNATURE                    TITLE

/S/ GARY C. BHOJWANI*        Chief Executive Officer, President, and Director
---------------------
Gary C. Bhojwani             (Principal Executive Officer)

/S/ JILL E. PATERSON*        Chief Financial Officer and Director  (Principal
---------------------
Jill E. Paterson             Financial Officer and Principal Accounting Officer)

/S/ NEIL MCKAY*              Vice President--Actuary and Director
---------------
Neil McKay

/S/ CYNTHIA PEVEHOUSE*       Secretary and Director
Cynthia Pevehouse

 * By Power of Attorney filed as Exhibit 24 to this Registration Statement.

 BY: /s/ Stewart D. Gregg
        -----------------------------------------------------
        Stewart D. Gregg
        Senior Securities Counsel




                                      C-12